                                                                    Exhibit 10.7

================================================================================

                            ASSET PURCHASE AGREEMENT

                                 by and between

                            EAST SYRACUSE GENERATING
                                  COMPANY, L.P.

                                       and

                      CARR STREET GENERATING STATION, L.P.

                                      Dated
                                  June 23, 1998

                              East Syracuse Project

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     DEFINITIONS ................................................     1
      1.1     Definitions ................................................     1

ARTICLE II    PURCHASE AND SALE ..........................................    12
      2.1     The Sale ...................................................    12
      2.2     Excluded Assets ............................................    13
      2.3     Assumed Liabilities ........................................    13
      2.4     Excluded Liabilities .......................................    14

ARTICLE III   PURCHASE PRICE .............................................    15
      3.1     Purchase Price .............................................    15
      3.2     Inventory Purchase Price Adjustment ........................    16
      3.3     Proration ..................................................    16

ARTICLE IV    THE CLOSING ................................................    17
      4.1     Time and Place of Closing ..................................    17
      4.2     Payment of Purchase Price ..................................    17
      4.3     Deliveries by the Seller ...................................    18
      4.4     Deliveries by the Buyer ....................................    18

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE
              SELLER .....................................................    19
      5.1     Organization; Qualification ................................    19
      5.2     Authority Relative to this Agreement .......................    20
      5.3     Consents and Approvals; No Violation .......................    20
      5.4     Real Estate ................................................    21
      5.5     Legal Proceedings. etc. ....................................    21
      5.6     Taxes ......................................................    21
      5.7     Agreements and Contracts; Project Documents ................    21
      5.8     Fixed Assets and Inventory .................................    22
      5.9     Title to Assets ............................................    22
      5.10    Labor Matters ..............................................    23
      5.11    ERISA Matters ..............................................    23
      5.12    Legal Compliance ...........................................    23
      5.13    Hazardous Substances .......................................    24
      5.14    Access to Records ..........................................    24

ARTICLE VI    REPRESENTATIONS AND WARRANTIES OF THE
              BUYER ......................................................    25
      6.1     Organization ...............................................    25
      6.2     Authority Relative to this Agreement .......................    25
      6.3     Consents and Approvals; No Violation .......................    25
      6.4     Availability of Funds ......................................    26

ARTICLE VII   COVENANTS OF THE PARTIES ...................................    26
      7.1     Conduct of Business of the Company .........................    26
      7.2     Insurance ..................................................    27
      7.3     Access to Information ......................................    28
      7.4     Expenses ...................................................    29
      7.5     Public Statements ..........................................    29
      7.6     Consents and Approvals .....................................    29
      7.7     Fees and Commissions .......................................    30
      7.8     Tax Matters ................................................    30
      7.9     Supplements to Schedules and Representations ...............    31
      7.10    Employees ..................................................    31
      7.11    Risk of Loss ...............................................    32
      7.12    Commercially Reasonable Efforts To Consummate
              Acquisition; Further Assurances ............................    33
      7.13    Buyer Representatives ......................................    34
      7.14    No Shopping ................................................    35
      7.15    Bulk Sales or Transfer Laws ................................    35

ARTICLE VIII  CLOSING CONDITIONS .........................................    35
      8.1     Conditions to Each Party's Obligations to Effect the
              Transaction ................................................    35
      8.2     Conditions to Obligations of the Buyer .....................    36
      8.3     Conditions to Obligations of the Seller ....................    39
      8.4     Breakage Fee ...............................................    41
      8.5     PILOT Agreements ...........................................    41
      8.6     Assignment of O&M Agreement ................................    43

ARTICLE IX    INDEMNIFICATION ............................................    43
      9.1     Indemnification ............................................    43
      9.2     Defense of Claims ..........................................    45

ARTICLE X     ERMINATION AND ABANDONMENT .................................    48
      10.1    Termination ................................................    48
      10.2    Procedure and Effect of Termination ........................    49

ARTICLE XI    MISCELLANEOUS PROVISIONS ...................................    49
       11.1   Amendment and Modification .................................    49
       11.2   Waiver of Compliance; Consents .............................    49
       11.3   Notices ....................................................    50
       11.4   Assignment .................................................    51
       11.5   Governing Law ..............................................    51
       11.6   Counterparts ...............................................    51
       11.7   Interpretation .............................................    51
       11.8   Entire Agreement ...........................................    51
       11.9   Severability ...............................................    52

      EXHIBITS

Exhibit A     Form of Instrument of Assignment and Assumption
Exhibit B     Form of LDC Gas Transportation Agreement
Exhibit C     Form of FIRPTA Affidavit
Exhibit D     Form of Seller Guaranty
Exhibit E     Form of Deed and Bill of Sale
Exhibit F     Form of Buyer Guaranty

SCHEDULES

Schedule 1.1(a)(3)    Applicable Permits
Schedule 1.1(a)(14)   Easements
Schedule 1.1(a)(24)   Fixed Assets
Schedule 1.1(a)(31)   Insurance
Schedule 1.1(a)(33)   Inventory
Schedule 1.1(a)(42)   Permitted Encumbrances
Schedule 1.1(a)(49)   Seller Agreements
Schedule 2.3(a)       Buyer PILOT Payments
Schedule 3.1          Allocation of Purchase Price
Schedule 5.3          Required Seller Consents
Schedule 5.4          Real Estate
Schedule 5.5          Seller Litigation and Administrative Proceedings
Schedule 5.6          Certain Tax Matters
Schedule 5.11         Seller Employee Plans and Programs
Schedule 5.12         Seller Exceptions to Legal Compliance
Schedule 5.13         Hazardous Substances and Related Matters
Schedule 7.1          Conduct of Seller's Business Prior to Closing

                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated June 23, 1998, by and between East Syracuse Generating Company, L.P., a Delaware limited partnership (the "Seller"), and Carr Street Generating Station, L.P., a Delaware limited partnership (the "Buyer").

            WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, the Purchased Assets (as defined herein) upon the terms and conditions hereinafter set forth in this Agreement;

            NOW, THEREFORE in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

            (1) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

            (2) "Applicable Law" means, with reference to any Person, all laws, treaties, judgments, decrees, injunctions, writs and orders of any Governmental Authority and all rules, regulations, directives and Permits of any Governmental Authority applicable to such Person or its property or in respect of its operations, including in the case of the Seller all rules and regulations of any Governmental Authority relating to the ownership, use, maintenance and operation of East Syracuse and all Environmental Laws.

            (3) "Applicable Permits" means those Permits required for the ownership, use, operation, management or maintenance of East Syracuse, as owned, used, operated, managed and maintained by the Seller prior to the Closing, each as set forth in Schedule 1.1(a)(3).

            (4) "Assigned Contracts" means (i) the Site Lease Documents, (ii) the NIMO Agreements (iii) the License Agreement for Wire, Pipe and Cable Transverse Crossings and Longitudinal Occupations, between Consolidated Rail

Corporation and East Syracuse Generating Company, L.P., dated as of November 22, 1991, (iv) the Bailment Agreement by and among East Syracuse Generating Company, L.P., Alpco Cycling Company, Inc. and Concrete Pipe and Products Corporation and
(v) the O&M Agreement to the extent the Buyer elects to assume such agreement pursuant to Section 8.6.

            (5) "Books and Records" means, collectively, all papers, databases, computer programs, disks, software, records, and other books, records, documents and materials in the Seller's or the Operator's care, custody or control relating to ownership, use, management, operation or maintenance of East Syracuse, but excluding any market studies performed by, or on behalf of, Seller or its Affiliates.

            (6) "Business Day" shall mean any day other than Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York are authorized by law or other governmental action to close.

            (7) "Buyer Guarantor" means Orion Power Holdings, Inc. a Delaware corporation.

            (8) "Buyer Guaranty" means the Guaranty in the form of Exhibit F hereto, executed and delivered by the Buyer Guarantor.

            (9) "Buyer Parties" means each of the Buyer and the Buyer Guarantor.

            (10) "Buyer Representatives" means the Buyer's accountants, counsel, environmental consultants, financial advisors and other authorized representatives.

            (11) "Code" means the Internal Revenue Code of 1986, as amended.

            (12) "Confidentiality Agreement" means the Confidentiality Agreement, dated March 16, 1998, between the Seller and the Buyer.

            (13) "Consent" means each consent and approval, and any estoppel agreement, required to be obtained by the Seller or the Buyer for the consummation of the transactions contemplated by the Operative Documents pursuant to Section 8.1(c).

            (14) "Easements" means each of the easements, rights of way, and other similar rights more particularly described in Schedule 1.1(a)(14) hereto and which are all of the easements, rights of way and similar rights necessary, to the Seller's knowledge, to provide the Seller with such rights appurtenant to the Site that are required for the Seller to own, use, operate and maintain East Syracuse and the Purchased Assets consistent with the Seller's past practice.

            (15) "East Syracuse" means the gas-fired combined-cycle cogeneration facility, which includes two approximately 40 megawatt gas turbines and one approximately 25 megawatt steam turbine, known as the East Syracuse Station and located at 64 Carr Street, East Syracuse, New York.

            (16) "Emission Allowances" means the emission allowances for oxides of nitrogen (NOx) that the Seller or any of its Affiliates may be allocated from time to time with respect to East Syracuse pursuant to applicable New York state laws, rules and regulations or agreements relating thereto, including but not limited to the Agreement Regarding Allocation Amounts that will be Proposed in Regulation Amongst the Independent Power Producers of New York, the New York Power Pool, and the New York State Department of Environmental Conservation executed as of November 6, 1997.

            (17) "Encumbrances" means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, easements, conservation easements, deed restrictions, encumbrances and charges of any kind.

            (18) "Environmental Costs" means all claims, judgments, damages, losses, penalties, fines, liabilities (including but not limited to strict liability), Encumbrances, costs and expenses of (i) investigation and defense of any claim, whether or not such claim is ultimately defeated, and (ii) any good faith settlement, of whatever kind or nature, including but not limited to reasonable attorneys' fees and disbursements and consultants' fees which are incurred at any time as a result of the existence, prior to or after the Closing, of any Hazardous Substances upon, about or beneath the Purchased Assets or Released from the Purchased Assets, or migrating to or from the Purchased Assets, or as a result of any violation of Environmental Laws pertaining to the Purchased Assets, regardless of whether the existence of such Hazardous Substances or the violation of Environmental Laws arose after, during or prior to the Seller's construction, ownership or operation of the Purchased Assets, and including but not limited to:

            (22) "FERC" means the Federal Energy Regulatory Commission.

            (23) "FIRPTA Affidavit" means the Foreign Investment in Real Estate Tax Act Certification and Affidavit substantially in the form of Exhibit C hereto.

            (24) "Fixed Assets" means, collectively, all of the equipment, machinery, tools, supplies, computers, office equipment, fixtures and other fixed assets and consumables, if any, owned by the Seller and (excluding all Excluded Assets) relating to the ownership, use, management, operation and maintenance of East Syracuse, a list of the general categories of which is attached hereto as Schedule 1.1(a)(24).

            (25) "GAAP" means generally accepted accounting principles in effect in the United States from time to time, consistently applied.

            (26) "Governmental Authority" means any federal, state, local, foreign or other governmental or quasi-governmental, regulatory or administrative agency, governmental commission, department, board, bureau or instrumentality, subdivision, court, tribunal, arbitrator or arbitral body.

            (27) "Hazardous Substances" means (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

            (28) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            (29) "Income Tax" means any federal, state, local or foreign Tax (a) based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

            (30) "Instrument of Assignment and Assumption" means the Instrument of Assignment and Assumption, dated the Closing Date, substantially in the form of Exhibit A hereto relating to the assignment by the Seller of all of its right, title and interest in, to and under the Assigned Contracts and, to the extent assignable under Applicable Law, the Applicable Permits to the Buyer and the assumption by the Buyer of the Assumed Liabilities, to be delivered at the Closing.

            (31) "Insurance " means the insurance maintained by the Seller or its Affiliates applicable to the Purchased Assets and the Seller's ownership, operation and maintenance thereof, all as further described in Schedule 1.1(a)(31), including types and amounts of coverage and deductibles.

            (32) "Intangible Rights" means, collectively, all of the trade names, trademarks, service marks, copyrights, patents, patent rights, licenses, trade secrets, technical know-how, goodwill and other intangible assets owned by the Seller or in which the Seller has an interest and which relate to the ownership, management, operation and maintenance of East Syracuse or the Purchased Assets, excluding all Excluded Assets.

            (33) "Inventory" means, collectively, all of the inventory and spare parts owned by the Seller and relating to the ownership, management, operation and maintenance of East Syracuse, a list of which is attached hereto as Schedule 1.1(a)(33).

            (34) "LDC Gas Transportation Agreement" means that certain Gas Transportation Agreement to be entered into between the Seller and Niagara Mohawk Power Corporation.

            (35) "Master Restructuring Agreement" means the Master Restructuring Agreement, dated as of July 9, 1997, as amended, among Niagara Mohawk Power Corporation, the Seller and 15 other independent power producers, including the Settlement Agreement related thereto approved by the New York Public Service Commission.

            (36) "Material Adverse Effect" means any change in or effect on the Purchased Assets or the ability of any Seller Party to consummate the transactions contemplated by the Operative Documents or to fulfill its material obligations under any of the Operative Documents to which it is a party after the date of this Agreement and, with respect to the performance capabilities of the electrical generating facility included in the Purchased Assets, after April 1, 1998, that is materially adverse to (a) the business, assets, operations or condition (financial or otherwise) of the Purchased Assets, taken as a whole, or (b) the ability of any Seller Party to consummate the transactions contemplated by the Operative Documents or to fulfill its material obligations under any of the Operative Documents to which it is a party, as applicable, other than, in the case of clause (a) and (b), (i) any change or effect resulting from changes in the international, national, regional or local wholesale or retail markets for electric power, (ii) any change or effect resulting from changes in the international, national, regional or local markets for any fuel used at the Purchased Assets, (iii) any change or effect resulting from changes in the North American, national, regional or local electric transmission systems, and (iv) any materially adverse change in or effect on the Purchased Assets that is cured (including by the payment of money) by the Seller to the Buyer's reasonable satisfaction before the Termination Date. Without limiting the foregoing, the Buyer and the Seller acknowledge and agree that (x) solely for purposes of
Section 8.2(a), any change in or effect of $500,000 or more with respect to the Purchased Assets, taken as a whole, shall constitute a "Material Adverse Effect" and any change in or effect of less than $500,000 with respect to the Purchased Assets, taken as a whole, shall not constitute a "Material Adverse Effect" and
(y) for all other purposes of this Agreement, (A) with respect to claims made on or before the date that is 90 days after the Closing Date, any individual change in or effect of $125,000 or more with respect to the Purchased Assets shall constitute a "Material Adverse Effect" and any individual change in or effect of less than $125,000 with respect to the Purchased Assets shall not constitute a "Material Adverse Effect" and (B) with respect to claims made after the date that is 90 days after the Closing Date, any individual change in or effect of $250,000 or more with respect to the Purchased Assets shall constitute a "Material Adverse Effect" and any individual change in or effect of less than $250,000 with respect to the Purchased Assets shall not constitute a "Material Adverse Effect."

            (37) "NIMO Agreements" means, collectively, (i) the LDC Gas Transportation Agreement and (ii) the Interconnection Agreement made as of January 13, 1992, in each case, entered into between the Seller and Niagara Mohawk Power Corporation, and approved by the Buyer, such approval not to be unreasonably withheld.

            (38) "O&M Agreement" means the Operation and Maintenance Agreement, dated as of January 14, 1991, between East Syracuse Generating

Company, L.P. and U.S. Operating Services Company, as amended, supplemented or otherwise modified from time to time.

            (39) "Operative Documents" means this Agreement, the Instrument of Assignment and Assumption, the Deed and Bill of Sale, each Seller Guaranty, the Buyer Guaranty and each Consent.

            (40) "Operator" means U.S. Operating Services Company, a California general partnership.

            (41) "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

            (42) "Permitted Encumbrances" means, collectively, the (i) Encumbrances set forth in Part A of Schedule 1.1(a)(42); (ii) with respect to any date before the Closing Date, Encumbrances set forth in Part B of Schedule 1.1(a)(42); (iii) purchase money Encumbrances securing all or a portion of the purchase price of any assets acquired by the Seller after the date of this Agreement, so long as such purchase of assets is in accordance with the Seller's ordinary course of business, consistent with past practices; (iv) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, diligently pursued, and for which adequate reserves in accordance with GAAP have been established and are maintained; (v) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller or the validity of which are being contested in good faith by appropriate proceedings, diligently pursued, and for which adequate reserves in accordance with GAAP have been established and are maintained; and (vi) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities.

            (43) "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or other entity, or any governmental entity or any department or agency thereof.

            (44) "PILOT Agreements" means each of (i) the Agreement for Payment in Lieu of County Taxes, dated as of January 15, 1992, between the Seller and Onondaga County Industrial Development Agency, (ii) the Agreement for Payment in Lieu of School District Taxes, dated as of December 18, 1991, between the Seller and the Board of Education of the East Syracuse-Minoa Central School District, (iii) the Agreement for Payment in Lieu of Town Taxes, dated as of December 18, 1991, between the Seller and the Town of Dewitt, and (iv) the Agreement for Payment in Lieu of Village Taxes, dated as of December 18, 1991, between the Seller and the Village of East Syracuse.

            (45) "PILOT Determination Date" means the sixtieth day following the date of this Agreement.

            (46) "Purchased Assets" means, subject to Section 2.2. all of the Seller's right, title and interest in, to and under (i) the Real Estate, the Assigned Contracts, the Applicable Permits (to the extent assignable under Applicable Law), the Fixed Assets, the Inventory, the Emission Allowances, and the Books and Records and (ii) all other tangible or intangible property used in connection with the ownership, use, operation or maintenance of East Syracuse, but excluding all Excluded Assets.

            (47) "Release" means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.

            (48) "Securities Act" means the Securities Act of 1933, as amended.

            (49) "Seller Agreements" means any note, bond, mortgage, indenture, license or other material agreement to which Seller is a party or by which any of its properties or assets may be bound.

            (50) "Seller Environmental Responsibility" means any Environmental Costs to the extent attributable to (i) a Release by the Seller or the Operator of a Hazardous Substance upon, about or beneath the Site prior to Closing that exceeds the levels or amounts permitted by Applicable Law or (ii) Hazardous Substances present upon, about or beneath the Site on or prior to the Closing that exceed the levels or amounts permitted by Applicable Law as to which presence of excess levels the Seller or the Operator has actual knowledge on the Closing Date.

            (51) "Seller Guarantors" means U.S. Generating Company, a California general partnership and Bechtel Generating Company, Inc., a Delaware corporation.

            (52) "Seller Guaranty" means each Guaranty, in the form of Exhibit D hereto, executed and delivered by a Seller Guarantor, respectively.

            (53) "Seller Parties" means each of the Seller and the Seller Guarantors.

            (54) "Site" means the real property demised to the Seller under the Agreement of Lease made as of the 15th day of January 1992 between Merola Family Partnership, as Landlord, and East Syracuse Generating Company, L.P., as Tenant, as amended by Modification of Agreement of Lease made as of the 15th day of January, 1992 between Merola Family Partnership, as Landlord, and East Syracuse Generating Company, L.P., as Tenant

            (55) "Site Lease Documents" means:

                  (i) the Agreement of Lease made as of the 15th day of January
            1992 between Merola Family Partnership, as Landlord, and East Syracuse Generating Company, L.P., as Tenant, as amended by Modification of Agreement of Lease made as of the 15th day of January, 1992 between Merola Family Partnership, as Landlord, and East Syracuse Generating Company, L.P., as Tenant;

                  (ii) the NiMo Interconnection Facility and Interconnection
            Facility Premises Sublease, from East Syracuse Generating Company, L.P., Sublessor, to Niagara Mohawk Power Corporation, Sublessee, dated as of July 30, 1993;

                  (iii) the License by and between Niagara Mohawk Power
            Corporation and East Syracuse Generating Company, L.P., dated as of December 9, 1991, as amended by License Agreement No. 1 between Niagara Mohawk Power Corporation and East Syracuse Generating Company, L.P., dated July 30, 1993; and

                  (iv) the Sublease Agreement originally made between the
            Onondaga County Industrial Development Agency, as Landlord, and Wilmington Trust Company, as Owner Trustee, as Tenant, dated as of January 15, 1992 and the Assignment of Sublease Agreement by which Wilmington Trust Company, as Owner Trustee, assigns its interests as tenant to East Syracuse Generating Company, L.P.

            (56) "Subsidiary" when used in reference to any other Person means any entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions of such entity are owned directly or indirectly by such other Person.

            (57) "Tax Return" means any return, report, information return or other document (including but not limited to any related or supporting information) required to be supplied to any authority with respect to Taxes.

            (58) "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state or local or foreign taxing authority, including, but not limited to, income, excise, utility, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

            (59) "Termination Date" means the date on which written notice of the termination of this Agreement is given by one party to the other party in accordance with the provisions of Article X.

            (60) "Transferring Employee Records" means all personnel files related to the Seller's personnel who will become employees of the Buyer to the extent such files pertain to (i) skill and development training and resumes,
(ii) seniority histories, (iii) Occupational, Safety and Health Administration medical reports, and (iv) active medical restriction forms.

            (b) Each of the following terms has the meaning specified in the Section set forth opposite such term:

Term                                             Section
----                                             -------
Assumed Liabilities                              2.3(b)
Buyer                                            Recitals
Buyer Regulatory Approvals                       6.3
Closing                                          4.1
Closing Date                                     4.1
Conditions                                       4.1
Deed and Bill of Sale                            4.3(e)
Direct Claim                                     9.2(c)

Employees                                        7.10(a)
ERISA                                            5.11
Excluded Assets                                  2.2
Excluded Liabilities                             2.4
Indemnifiable Loss                               9.1(a)
Indemnifying Party                               9.2(a)
Indemnitee                                       9.2(a)
Maximum Buyer PILOT Obligations                  2.3(a)
Non-Solicitation Period                          7.10(c)
PILOT Notification Date                          8.5
Purchase Price                                   3.1
Real Estate                                      5.4
Seller                                           Recitals
Seller ERISA Liabilities                         5.11
Seller Window                                    7.10(a)
Third Party Claim                                9.2(a)

                  (c) Reference to a given Article, Section, Subsection, Exhibit or Schedule is a reference to an Article, Section, Subsection, Exhibit or Schedule of this Agreement, unless otherwise specified. Except where otherwise expressly provided or unless the context otherwise necessarily requires: (i) any reference to a given agreement or instrument is a reference to that agreement or instrument as originally executed, and as modified, amended, supplemented and restated through the date as of which reference is made to that agreement or instrument, (ii) accounting terms have the meanings given to them by GAAP, (iii) all terms defined in this Agreement or by reference in this Agreement which are in the singular have the same meanings when used in the plural and vice versa, and (iv) unless used in conjunction with the word "either," the term "or" is not exclusive.

                                   ARTICLE II
                                PURCHASE AND SALE

            2.1 The Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Seller will sell, assign, convey, transfer and deliver to the Buyer, and the Buyer will purchase and acquire from the Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the Purchased Assets.

            2.2 Excluded Assets. Notwithstanding any provision herein to the contrary, the Purchased Assets shall not include the following assets and properties of Seller (herein referred to as the "Excluded Assets"):

                  (a) all (i) cash, cash equivalents and bank deposits, and (ii) accounts receivable, and any income, sales, payroll or other tax receivables, in each case, attributable to any period prior to the Closing;

                  (b) certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, interests in joint ventures, partnerships, limited liability companies and other entities;

                  (c) any refund or credit (i) related to real or personal property Taxes to the extent attributable to periods prior to the Closing Date in respect of the Purchased Assets, whether such refund is or was received as a payment or as a credit against future real or personal property Taxes payable, or (ii) arising under any Seller Agreement to the extent attributable to periods prior to the Closing Date;

                  (d) all personnel records other than (i) Transferring Employee Records or (ii) other records, the disclosure of which is required by law, legal process or subpoena; and

                  (e) all fuel oil stored at the Site at the Closing and owned by Seller or Bristol-Meyers Squibb Company.

            2.3 Assumed Liabilities.

                  (a) On the Closing Date, the Buyer shall deliver to the Seller the Instrument of Assignment and Assumption pursuant to which (i) the Seller shall assign to the Buyer and the Buyer shall accept, all of the Seller's right, title and interest in, to and under the Assigned Contracts and, to the extent assignable under Applicable Law, the Applicable Permits, and (ii) solely as between the Buyer and the Seller, the Buyer shall assume, in each case, to the extent attributable to events, conditions or circumstances arising or existing during any period from and after the Closing Date, all of the liabilities and obligations of the Seller, direct or indirect, known or unknown, absolute or contingent, which relate to the Purchased Assets, other than Excluded Liabilities, in accordance with the terms and subject to the conditions thereof, including, without limitation, the following liabilities and obligations:

                  (i) all liabilities and obligations of the Sellers under the Assigned Contracts to the extent attributable to events, conditions or circumstances arising or existing during any period from and after the Closing Date;

                  (ii) the obligation to make the payments specified in Schedule 2.3(a) on the dates specified therein to, or at the direction of, the Seller (the "Maximum Buyer PILOT Obligations");

                  (iii) all liabilities and obligations in respect of Taxes for which the Buyer is liable pursuant to Section 7.8;

                  (iv) all Environmental Costs that do not constitute a Seller Environmental Responsibility, whether or not arising from the presence of Hazardous Substances upon, about or beneath the Purchased Assets or migrating to or from the Purchased Assets, or whether or not arising in any manner whatsoever out of the violation of any Environmental Laws pertaining to the Purchased Assets or the Buyer's operation of the Purchase Assets and whether or not the conditions giving rise to the Environmental Costs existed at the Closing Date; and

                  (v) all liabilities and obligations arising out of or relating to the employment practices of the Buyer and its Affiliates, including but not limited to (A) the hiring, employment, promotion, termination, work environment and other labor practices of the Buyer or any of its Affiliates or any violation of Applicable Law related thereto and (B) all employee benefit plans, programs and practices of the Buyer and its ERISA Affiliates.

                  (b) All of the foregoing liabilities and obligations to be assumed by the Buyer under Section 2.3(a) (excluding any Excluded Liabilities), in each case, to the extent attributable to events, conditions or circumstances arising, occurring or existing during any period from and after the Closing Date, are referred to herein as the "Assumed Liabilities." It is understood and agreed that nothing in this Section 2.3 shall constitute a waiver or release of any claims arising out of the contractual relationships between the Seller and the Buyer.

            2.4 Excluded Liabilities. The Buyer shall not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations:

                  (i) any liabilities or obligations of the Seller or the Operator in respect of any Excluded Assets or other assets of the Seller that are not Purchased Assets;

                  (ii) any liabilities or obligations in respect of Taxes for which the Seller is liable pursuant to Section 7.8, which shall include, without limitation, any Taxes arising out of the matters set forth on Schedule 5.6 hereto;

                  (iii) any Environmental Costs that constitute a Seller Environmental Responsibility;

                  (iv) any liabilities or obligations arising out of or relating to (A) except to the extent otherwise expressly limited or conditioned in any of the Operative Documents, any of the Purchased Assets to the extent attributable to events, conditions or circumstances arising, occurring or existing during any period prior to the Closing Date, (B) any Seller Agreement (other than the Assigned Contracts), which shall include, without limitation, each of the Seller Agreements referenced in Part B of Schedule 1.1(a)(42), (C) the employment practices of the Seller and its Affiliates, including but not limited to (1) the hiring, employment, promotion, termination, work environment and other labor practices of the Seller or any of its Affiliates or any violation of any Applicable Law relating thereto and (2) all employee benefit plans, programs and practices of the Seller and its ERISA Affiliates, including but not limited to the Seller ERISA Liabilities, and (D) any of the matters disclosed on Schedule 5.12.

            All such liabilities and obligations are herein called the "Excluded Liabilities." The Seller hereby releases and discharges the Buyer from each of the Excluded Liabilities without the requirement of any further act by the Seller, the Buyer or any other Person.

                                   ARTICLE III
                                 PURCHASE PRICE

            3.1 Purchase Price. The purchase price for the Purchased Assets shall be an amount equal to $17,300,000 (the "Purchase Price") payable in accordance with Section 4.2 hereof. The Purchase Price shall be allocated among the Purchased Assets as set forth in Schedule 3.1 hereto. To the extent applicable, the Purchase Price shall be adjusted (a) with respect to Inventory, as set forth in Section 3.2 and (b) pursuant to Section 7.11.

            3.2 Inventory Purchase Price Adjustment. Within ten Business Days after the Closing and upon not less than three days' prior notice to the Seller, the Buyer shall have the right to conduct a review of the spare parts Inventory to verify the number and type of spare parts located at the Site as of the Closing Date. The Seller or its representatives shall have the right to attend and monitor such review: provided, that Seller and its representatives shall comply with all safety practices and procedures maintained by the Buyer at the Site and the Seller will indemnify, defend and hold harmless the Buyer from and against any and all Indemnifiable Losses asserted against or suffered by the Buyer relating to, resulting from or arising out of any acts of omissions of the Seller and its representatives at the Site. In the event that such review indicates any difference between the actual number or type of spare parts Inventory located at the Site at the Closing and the number and type of spare parts set forth on Schedule 1.1(a)(33), the Buyer shall notify the Seller in writing and the Purchase Price shall be appropriately adjusted. Such adjustment shall be based upon the "average cost" per unit of spare parts listed in
Schedule 1.1(a)(33) unless otherwise agreed by the Buyer and the Seller. The Purchase Price shall not be adjusted (a) downward by an amount in excess of $1,000,000 or (b) upward by any amount; provided, however, that the value of any items of Inventory set forth on Schedule 1.1(a)(33) but not located at the Site at the Closing shall be offset against the value of any items of Inventory located at the Site at the Closing but not set forth on Schedule 1.1(a)(33).

            3.3 Proration.

                  (a) The Buyer and the Seller agree that all of the items normally prorated, including but not limited to those listed below, relating to the business and operation of the Purchased Assets will be prorated as of the Closing Date, with the Seller liable to the extent such items relate to any time period through the Closing Date, and the Buyer liable to the extent such items relate to periods subsequent to the Closing Date:

                        (i) personal property, real estate, occupancy, use, water and other similar taxes and assessments, and all other charges, if any, on or with respect to the business and operation of the Purchased Assets, including, without limitation, amounts paid by the Seller under the PILOT Agreements for calendar year 1998;

                        (ii) rent, taxes and other items payable by or to the Seller under any of the Assigned Contracts;

                        (iii) any Permit, registration, compliance assurance fees or other fees with respect to any Applicable Permit; and

                        (iv) sewer rents and charges for water, telephone, electricity and other utilities.

                  (b) In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual taxes or fees for the preceding year (or appropriate period) for which actual taxes or fees are available and such taxes or fees shall be reprorated upon request of either the Seller, on the one hand, or the Buyer, on the other hand, made within sixty (60) days of the date that the actual amounts become available. The Seller and the Buyer agree to cooperate and furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 3.3.

                                   ARTICLE IV
                                   THE CLOSING

            4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement (the "Conditions") and subject to Section 10.1 hereof, the closing of the sale of the Purchased Assets contemplated by this Agreement (the "Closing") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 A.M. (local time) on such date as the parties may agree, which date shall be the later of (a) the date that is no later than five Business Days following the date on which all of the Conditions (other than those Conditions set forth in Section 8.1(e), Sections 8.2(b), (d), (e), (g) and
(h) and Sections 8.3(b), (c), (d) and (e) and such other Conditions that the Seller and the Buyer agree will be satisfied at the Closing) have been satisfied or waived and (b) the date which is eighty-five (85) days after the earlier to occur of (i) the PILOT Notification Date and (ii) the PILOT Determination Date; or at such other place or time as the parties may agree. The date and time at which the Closing actually occurs is referred to herein as the "Closing Date."

            4.2 Payment of Purchase Price. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, the Buyer will pay or cause to be paid to the Seller (i) at the Closing an amount in United States dollars equal to $16,300,000 and (ii) subject to any adjustment of that portion of the Purchase Price allocated to the Inventory pursuant to Section 3.2, on each of the first, second and third anniversaries of the Closing Date, an amount in United States dollars equal to $333,333.33. All of such payments shall be made by wire transfer of immediately available funds or by such other means as are agreed upon by the Seller and the Buyer.

            4.3 Deliveries by the Seller. The Seller will deliver the following to the Buyer at the Closing:

                  (a) Counterpart signature pages for the applicable Seller Party of each other Operative Document to which any Seller Party is a party duly executed by each Seller Party which is intended to be a party thereto;

                  (b) All consents, waivers or approvals required to be obtained by the Seller with respect to the sale, transfer and assignment of the Purchased Assets to, and the assumption of the Assumed Liabilities by, the Buyer, or the consummation of the transactions contemplated by this Agreement and the other Operative Documents, including the Consents to be provided by the Seller, each of which shall be in form and substance reasonably acceptable to the Buyer;

                  (c) An opinion of counsel and certificate (as contemplated by Sections 8.2(d) and 8.2(g)) with respect to the Purchased Assets and the Operative Documents;

                  (d) One or more deeds and bills of sale or other instruments of conveyance of the Real Estate and personal property included in the Purchased Assets, substantially as set forth in Exhibit E hereto (collectively, the "Deed and Bill of Sale"), related to the sale and transfer of the Purchased Assets to the Buyer, duly executed and acknowledged by the Seller and in recordable form;

                  (e) A FIRPTA Affidavit executed by the Seller; and

                  (f) Such other agreements, documents, instruments and writings as are required to be delivered by the Seller or any Seller Guarantor on or prior to the Closing Date pursuant to any of the Operative Documents.

            4.4 Deliveries by the Buyer. The Buyer will deliver the following to the Seller at the Closing:

                  (a) The applicable portion of the Purchase Price by wire transfer of immediately available funds or such other means as are agreed upon by the Seller and the Buyer;

                  (b) An opinion of counsel and certificate (as contemplated by Sections 8.3(c) and 8.3(d)) with respect to the Purchased Assets;

                  (c) Counterpart signature pages of the Buyer for each other Operative Document to which the Buyer or the Buyer Guarantor is a party, duly executed by the Buyer or the Buyer Guarantor, as applicable;

                  (d) All consents, waivers or approvals required to be obtained by the Buyer with respect to the sale, transfer and assignment of the Purchased Assets to, and the assumption of the Assumed Liabilities by, the Buyer, or the consummation of the transactions contemplated by this Agreement and the other Operative Documents, including the Consents to be provided by the Buyer, each of which shall be in form and substance reasonably acceptable to the Seller; and

                  (e) Such other agreements, documents, instruments and writings as are required to be delivered by the Buyer or the Buyer Guarantor on or prior to the Closing Date pursuant to any of the Operative Documents or otherwise required in connection herewith.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

            The Seller represents and warrants to the Buyer as of the date of this Agreement as follows.

            5.1 Organization; Qualification. The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as is now being conducted. The Seller is duly qualified or licensed to do business as a foreign partnership and is in good standing in New York and in each other jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in each case in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect. The Seller has heretofore delivered to the Buyer complete and correct copies of its Certificate of Limited Partnership and Partnership Agreement as currently in effect.

            5.2 Authority Relative to this Agreement. The Seller has full power and authority to execute and deliver this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Operative Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Seller and no other proceedings on the part of the Seller or its general partners are necessary to authorize this Agreement, such other Operative Documents or to consummate the transactions contemplated hereby or thereby. Each of this Agreement and the other Operative Documents to which the Seller is a party has been or will on or prior to Closing be duly and validly executed and delivered by the Seller, and (assuming that this Agreement and the other Operative Documents to which the Buyer is also a party constitute a valid and binding agreement of the Buyer) each Operative Document to which the Seller is a party constitutes or will on or prior to Closing constitute a valid and binding agreement of the Seller and is or will on or prior to Closing be enforceable against the Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

            5.3 Consents and Approvals; No Violation. Except as set forth in
Schedule 5.3 and the filings by the Buyer and the Seller required by the HSR Act, neither the execution and delivery of this Agreement by the Seller nor the sale by the Seller of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Seller's Partnership Agreement, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for those requirements that become applicable to the Seller as a result of the specific regulatory status of the Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its Affiliates) is or proposes to be engaged which is different from the business or activities of the Seller prior to Closing; (c) as of the Closing Date, result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Assigned Contract, any other Seller Agreement or any other note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and remain in full force and effect, and a complete and correct copy of which has been provided to the Buyer prior to Closing; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, or any of its assets, which violation would have a Material Adverse Effect.

            5.4 Real Estate. Schedule 5.4 contains a description of, and exhibits indicating the location of, all of the Easements and other real property interests legally or beneficially owned by the Seller, all of which is included in the Purchased Assets (collectively, the "Real Estate"). To Seller's knowledge, the Real Estate and the Site Lease Documents constitute all of the real property rights necessary to use or operate the Purchased Assets as used or operated by the Seller prior to the Closing, consistent with past practices. Complete and correct copies of any current surveys in the Seller's possession or any policies of title insurance currently in force and in the possession of the Seller with respect to such real property have heretofore been delivered by the Seller to the Buyer.

            5.5 Legal Proceedings, etc. Except as set forth in Schedule 5.5, there are no claims, actions, proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller before any Governmental Authority or other body acting in an adjudicative capacity, which, if adversely determined, would have a Material Adverse Effect. Except as set forth in
Schedule 5.5, the Seller is not subject to any outstanding judgment, rule, order, writ, injunction or decree of any Governmental Authority that has a Material Adverse Effect.

            5.6 Taxes. With respect to the Purchased Assets, (a) all material Tax Returns required to be filed have been filed, and (b) all Taxes shown to be due on such Tax Returns have been paid in full. Except as set forth in Schedule 5.6, (i) no notice of deficiency or assessment has been received or, to the Seller's knowledge, threatened in writing to be delivered from any taxing authority with respect to liabilities for Taxes of the Seller in respect of the Purchased Assets, which have not been fully paid or finally settled, (ii) any such deficiency or assessment shown in such Schedule 5.6 is being contested in good faith through appropriate proceedings, and (iii) no such Taxes or Tax Returns are being audited or, to the Seller's knowledge, questioned by any such taxing authority. Except as set forth in Schedule 5.6, there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the Purchased Assets for any period.

            5.7 Agreements and Contracts; Project Documents. Set forth on
Schedule 1.1(a)(3) is a complete and accurate list of all Applicable Permits. To Seller's knowledge, set forth on Schedule 1.1(a)(49) is a complete and accurate list of all material Seller Agreements. A true, correct and complete copy of each Applicable Permit and each Assigned Contract has been delivered to the Buyer on or before the date of this Agreement and a true, correct and complete copy of each of the other Seller Agreements has been made available to the Buyer on or before the date of this Agreement and:

                  (a) (i) each Assigned Contract is, or will on or prior to the Closing be, in full force and effect and no material default, breach or failure of a condition by the Seller nor to the Seller's knowledge by any other Person has occurred and is continuing under any Assigned Contract, and (ii) each Applicable Permit is in full force and effect and except for proceedings and conditions related to the renewal of Applicable Permits in the ordinary course of business or the transfer or assignment of Applicable Permits, to the Seller's knowledge, no Applicable Permit is subject to any appeal, further proceeding or unsatisfied condition, nor has any variance been applied for with respect thereto; and

                  (b) the Assigned Contracts constitute, or on or prior to the Closing will constitute, the legal, valid and binding obligations of the Seller, are, or on or prior to the Closing will be, in full force and effect and enforceable as to the Seller, and to the Seller's knowledge, constitute, or on or prior to the Closing will constitute, the legal, valid and binding obligation of, and are, or on or prior to the Closing will be, enforceable against, the other third party signatories to such Assigned Contracts in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

            5.8 Fixed Assets and Inventory. Schedule 1.1(a)(25) and Schedule 1.1(a)(33), respectively, set forth a complete and accurate list of all material Fixed Assets and all material Inventory, other than the Excluded Assets. Except as set forth on Schedule 1.1(a)(25) or Schedule l.1(a)(33), all of the Fixed Assets and Inventory are located on the Site.

            5.9 Title to Assets. Except for Permitted Encumbrances, to the knowledge of the Seller, the Seller has marketable title to the Real Estate free and clear of all Encumbrances. Except for Permitted Encumbrances, the Seller has good and valid title to the other Purchased Assets that it purports to own. Upon the Closing, the Seller will convey all of its right, title and interest in, to and under the Purchased Assets to the Buyer pursuant to the Deed and Bill of Sale, the Instrument of Assignment and Assumption and the other Operative Documents.

            5.10 Labor Matters. To the extent related to the Seller's ownership, use or management of the Purchased Assets, or the operation and maintenance of the Purchased Assets by the Operator on behalf of the Seller, (a) neither the Seller nor the Operator is a party to any collective bargaining agreement, (b) no employee of the Seller or the Operator is a member of or represented by a collective bargaining unit with respect to such employee's employment with the Seller, and (c) to the knowledge of the Seller, there are no labor controversies or grievances pending or threatened against the Seller or the Operator that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            5.11 ERISA Matters. The Seller and each of its subsidiaries is in compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. None of the Seller or its subsidiaries has any obligation with respect to any employee benefit plan, program or practice other than pursuant to the employee plans and programs described on Schedule 5.11, the Seller and its ERISA Affiliates have complied with all of their respective obligations under such plans, programs and practices and neither the Seller nor any of its ERISA Affiliates has any liabilities in respect of any such plan, program or practice other than (a) the obligation to make contributions and pay benefits in the ordinary course, and
(b) the additional liabilities set forth in Schedule 5.11, which in the aggregate would not have a Material Adverse Effect. None of the execution, delivery or performance of the Operative Documents to which the Seller Parties are party or the consummation of the transactions contemplated hereby or thereby will result in any payment of any nature becoming due, any benefits becoming payable or any other liability, in each case, under or pursuant to any employee benefit plan, program or practice of the Seller or any of its ERISA Affiliates (collectively "Seller ERISA Liabilities"), for which the Buyer is or may become liable or which may result in any Encumbrance upon any Purchased Asset.

            5.12 Legal Compliance. Except as set forth in Schedule 5.12, the Seller has not received any written notification that it is in violation of any Applicable Laws (including but not limited to Environmental Laws) or Permits applicable to it or any of the Purchased Assets. The Seller is in compliance with all Applicable Laws (including but not limited to Environmental Laws) and Permits applicable to it and the Purchased Assets except for violations which, individually or in the aggregate, do not have a Material Adverse Effect. The representations in this Section 5.12 with respect to Environmental Laws are given to the Seller's knowledge.

            5.13 Hazardous Substances. Except as set forth on Schedule 5.13 and as disclosed in that certain Phase I Environmental Site Assessment, dated April 23, 1998, prepared by Dames & Moore, to the Seller's knowledge, (a) there are no Hazardous Substances present on, under or about the Site that exceed the levels or amounts permitted by Applicable Law; (b) there has been no sudden or non-sudden, accidental or non-accidental Release of any Hazardous Substances by the Seller or East Syracuse into the environment which exceeds the levels or amounts permitted by Applicable Law, (c) the Seller has not engaged in, or is not engaged in, the generation, manufacture, treatment, storage or disposal of Hazardous Substances which exceeds the levels or amounts permitted by Applicable Law, and (d) the Site does not contain and has not contained any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products or Hazardous Substances. Except as set forth in Schedule 5.12, the Seller has received no notice of any violation that, as of the date hereof, remains uncured of any Environmental Laws relating to Hazardous Substances, and, to the Seller's knowledge, there are no writs, injunctions, decrees, orders or judgments outstanding, no suits, claims, actions, proceedings or investigations have been instituted or filed, and none are pending or threatened, under any Environmental Laws with respect to the ownership, use, maintenance or operation of the Purchased Assets.

            5.14 Access to Records. The Seller has given the Buyer full and complete access to all books and records owned or controlled by Seller relating to the operation or maintenance of East Syracuse or to any Assumed Liability.

            EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V, IN SECTION 7.7 OR IN ANY CERTIFICATE DELIVERED BY THE SELLER PURSUANT TO ANY OPERATIVE DOCUMENT, THE PURCHASED ASSETS ARE BEING SOLD AND TRANSFERRED "AS IS, WHERE IS," AND THE SELLER IS NOT MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING SUCH PURCHASED ASSETS, INCLUDING, IN PARTICULAR, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer represents and warrants to the Seller as of the date of this Agreement as follows:

            6.1 Organization. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. The Buyer has heretofore delivered to the Seller complete and correct copies of its Certificate of Limited Partnership and Partnership Agreement as currently in effect.

            6.2 Authority Relative to this Agreement. The Buyer has full power and authority to execute and deliver this Agreement and the other Operative Documents to which the Buyer is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Operative Documents to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Buyer and no other proceedings on the part of the Buyer are necessary to authorize this Agreement and the other Operative Documents to which the Buyer is a party or to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Operative Documents to which the Buyer is a party has been or will on or prior to Closing be duly and validly executed and delivered by the Buyer, and (assuming that this Agreement and the other Operative Documents to which any Seller Party is a party constitute a valid and binding agreement of such Seller Party) each of the Operative Documents to which the Buyer is a party constitutes or will on or prior to Closing constitute a valid and binding agreement of the Buyer and is or will on or prior to Closing be enforceable against the Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

            6.3 Consents and Approvals; No Violation. Except for (i) the filings by the Buyer and the Seller required by the HSR Act and (ii) the approval by FERC of a market-based rate schedule filed by the Buyer and the determination by FERC on behalf of the Buyer of exempt wholesale generator status for East Syracuse (the "Buyer Regulatory Approvals"), neither the execution and delivery of this Agreement by the Buyer nor the purchase by the Buyer of the Purchased Assets pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the partnership agreement of the Buyer, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for those requirements that become applicable to the Buyer as a result of the specific regulatory status of any Seller Party (or any of their respective Affiliates) or as a result of any other facts that specifically relate to the business or activities in which any Seller Party (or any of their respective Affiliates) is or proposes to be engaged which is different from the business or activities the Buyer will engage in after the Closing; (c) result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Buyer or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and remain in full force and effect, and a complete and correct copy of which has been provided to the Buyer prior to the Closing.

            6.4 Availability of Funds. The Buyer has sufficient funds available to it or has received binding written commitments from responsible financial institutions to provide sufficient funds on the Closing Date to pay the Purchase Price.

                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

            7.1 Conduct of Business of the Company. Except as described in
Schedule 7.1 or deemed necessary by Seller to facilitate the negotiation of, or the consummation of the transactions contemplated by, the Master Restructuring Agreement and the other transactions related thereto, during the period from the date of this Agreement to the Closing Date, the Seller will operate and use, or will cause the Operator to operate and use East Syracuse and the Purchased Assets in the ordinary and usual course of the Seller's business consistent with past practices and, in all material respects, in accordance with the O&M Agreement, all Permits and all Applicable Laws, including but not limited to maintenance, repair, replacement of parts and spare parts and similar activities in accordance with the schedule therefor and in accordance with past practices. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, as described in Schedule 7.1, or deemed necessary by Seller to facilitate the negotiation of, or the consummation of the transactions contemplated by, the Master Restructuring Agreement and the other transactions related thereto, prior to the Closing Date, without the prior written consent of the Buyer, the Seller will not with respect to the Purchased Assets:

                  (a) make any material change in the conduct of its business or operations, provided that Seller can operate the Purchased Assets as a merchant power plant;

                  (b) mortgage, pledge or subject to any new Encumbrance (other than Permitted Encumbrances) any of the Purchased Assets, tangible or intangible, or sell, transfer or dispose of all or any of the Purchased Assets, except for sales, transfers or dispositions in the ordinary course of business and other dispositions of equipment or Inventory items that are obsolete or not of material value

                  (c) enter into any settlement of or commence any material pending or threatened litigation;

                  (d) consent to the entry of any decree or order by a Governmental Authority;

                  (e) amend, modify, terminate or waive compliance with any provision of, any Assigned Contract or the O&M Agreement; or

                  (f) file a market-based rate schedule under Section 205 of the Federal Power Act of 1935.

The Seller shall consult, and shall use commercially reasonable efforts to cause the Operator to consult, with the Buyer with respect to any negotiations with third parties with respect to any amendments, modifications or waiver of or compliance with any provision of any Assigned Contract contemplated by the matters listed on Schedule 7.1, and the Seller shall use commercially reasonable efforts to incorporate any revisions to such agreements requested by the Buyer in such negotiations.

            7.2 Insurance. From the date hereof through the Closing Date, the Seller will use commercially reasonable efforts to maintain the Insurance for itself and the Purchased Assets. The Buyer recognizes and acknowledges that the Insurance will terminate upon the Closing and that the Buyer will need to obtain new insurance. All insured claims or losses arising or occurring on or before the Closing Date with respect to the Purchased Assets shall be for the account of the Seller under the Insurance, regardless of when such claims or losses are reported to the applicable insurance carrier.

            7.3 Access to Information.

                  (a) Without limiting Section 2.2(e), between the date of this Agreement and the Closing Date, the Seller will, during ordinary business hours and upon reasonable notice (i) give the Buyer and the Buyer Representatives reasonable access to all plants, offices and other facilities and properties constituting the Purchased Assets or on or at which any Purchased Asset (including but not limited to the Books and Records) may be located; and (ii) furnish the Buyer with such operating, maintenance and other applicable records with respect to the Purchased Assets or the Assumed Liabilities as the Buyer may from time to time reasonably request; provided, however, that (A) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets, (B) the Seller shall not be required to take any action that would constitute a waiver of the attorney-client privilege, (C) the Seller need not supply the Buyer with any information that the Seller is under a legal obligation not to supply and (D) the Buyer shall not have access to any market studies prepared by, or on behalf of, Seller or its Affiliates. Notwithstanding anything in this Section 7.3 to the contrary, the Buyer shall not have the right to perform or conduct any (i) tests to measure the performance capabilities of East Syracuse or (ii) environmental sampling or testing at, in, on or underneath the Purchased Assets.

                  (b) All information furnished to or obtained by the Buyer and the Buyer Representatives pursuant to this Section 7.3 shall be subject to the provisions of the Confidentiality Agreement and shall be treated as "Information" (as defined in the Confidentiality Agreement).

                  (c) For a period of (i) with respect to the Books and Records related to Taxes or Tax Returns, five years after the Closing Date and (ii) with respect to all other Books and Records, two years after the Closing Date, the Seller and its representatives shall have reasonable access to all of the Books and Records transferred to the Buyer by the Seller to the extent that such access may reasonably be required by the Seller in connection with matters relating to or affected by the operation of the Purchased Assets prior to the Closing Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. If the Buyer shall desire to dispose of any such Books and Records prior to the expiration of such two-year or five-year period, as applicable, the Buyer shall, prior to such disposition, give the Seller a reasonable opportunity to segregate and remove such Books and Records as the Seller may select. After expiration of such two-year and five-year periods, respectively, the Buyer shall have no duty to notify the Seller or to permit the Seller access to or the right to copy any such Books and Records prior to any disposal or destruction thereof. The Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this
Section 7.3(c).

            7.4 Expenses. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

            7.5 Public Statements. The parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and no party hereto shall issue or cause to be issued any such public announcement, statement or other disclosure except with the prior written consent of the other party or except as may be required by Applicable Law and except that the parties may make public announcements, statements or other disclosures with respect to this Agreement and the transactions contemplated hereby to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of "Information" (as defined in the Confidentiality Agreement).

            7.6 Consents and Approvals.

                  (a) The Seller and the Buyer shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The parties shall consult with each other as to the appropriate time of filing such notifications and shall use their best efforts to make such filings at the agreed upon time, to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

                  (b) The Seller and the Buyer shall reasonably cooperate to develop forms of each Consent reasonably satisfactory to the Buyer and the Seller and, without limiting the foregoing, each party shall provide drafts of each Consent prepared on its behalf to the other party for its review, comment and approval prior to distribution to any third party.

                  (c) The Buyer shall file or cause to be filed with the FERC and all other applicable regulatory authorities all filings and notices required in connection with the Buyer Regulatory Approvals within 30 days after the earlier to occur of (i) the PILOT Notification Date and (ii) the PILOT Determination Date or at such earlier time as the Seller shall reasonably request. The Seller shall have the right to review and comment on all such filings and notices and any other regulatory filings related to East Syracuse made by the Buyer prior to the Closing and no such filings or notices shall be filed with the FERC or with other regulatory authorities unless the Seller is reasonably satisfied with the form and substance thereof. The Seller shall promptly review and comment on all such filings and notices so as not to unreasonably delay the Buyer's delivery thereof. The Buyer shall retain legal counsel that is reasonably satisfactory to the Seller to assist the Buyer in the preparation and filing of all such filings and notices.

            7.7 Fees and Commissions. The Seller and the Buyer each represent and warrant to the other that no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the party making this representation or its Affiliates or representatives.

            7.8 Tax Matters.

                  (a) All transfer and sales taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer, and the Buyer, at its own expense, will file, to the extent required by Applicable Law, all necessary Tax Returns and other documentation with respect to all such transfer or sales taxes, and, if required by Applicable Law, the Seller will join in the execution of any such Tax Returns or other documentation. Prior to the Closing Date, the Buyer will provide to the Seller, to the extent possible, an appropriate certificate of no Tax due from each applicable taxing authority.

                  (b) With respect to Taxes to be prorated in accordance with
Section 3.3 of this Agreement only, the Buyer shall prepare and timely file all Tax Returns required to be filed with respect to the Purchased Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. The Buyer's preparation of any such Tax Returns shall be subject to the Seller's approval, which approval shall not be unreasonably withheld or delayed. The Buyer shall make such Tax Returns available for the Seller's review and approval no later than 15 Business Days prior to the due date for filing such Tax Return. Within 10 Business Days after receipt of such Tax Return, the Seller shall pay to the Buyer its proportionate share of the amount shown as due on such Tax Return determined in accordance with Section 3.3 of this Agreement.

                  (c) Each of the Buyer and the Seller shall provide the other with such assistance as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, in each case relating to the transactions contemplated hereby, and, subject to Section 7.3(c), each will retain and provide the requesting party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 7.8(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto in accordance with the Confidentiality Agreement, except that all such information may be disclosed to applicable taxing authorities to the extent deemed reasonably necessary by the party making such disclosure and after reasonable prior notice to the non-disclosing party. Nothing in this Section 7.8 (or any other provision of this Agreement) shall permit the disclosure by any party of any Tax Return of the other party relating to taxes on, based on or measured by net income.

            7.9 Supplements to Schedules and Representations. Prior to the Closing Date, the Seller and the Buyer shall supplement or amend their respective representations and related Schedules required by Article V and
Article VI and Sections 8.2(d) and 8.3(c) promptly upon acquiring actual knowledge of any matter relating to the subject matter of such representation, warranty or Schedule which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such representations, warranties or Schedules in order to make such representations, warranties or Schedules complete and correct. No supplement or amendment of any representation, warranty or Schedule made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the parties agree thereto in writing.

            7.10 Employees.

                  (a) For a period of 30 days after the date of this Agreement (the "Seller Window"), the Buyer will refrain, and will use commercially reasonable efforts to cause its Affiliates to refrain, from offering employment to those employees of the Seller and its Affiliates whose employment responsibilities primarily relate to the operation of the Purchased Assets (all such employees herein referred to as "Employees"). At any time after the Seller Window, the Buyer or its Affiliates may offer employment, effective as of the Closing Date, to Employees who did not accept a position with the Seller within the Seller Window. All such offers of employment or continued employment, as applicable, by the Seller and the Buyer pursuant to this Section 7.10 shall be made in accordance with Applicable Law.

                  (b) The Seller agrees to timely perform and discharge all requirements under Applicable Law for the notification of its employees arising from the sale of the Purchased Assets to the Buyer up to and including the Closing Date for those Employees who will become employees of the Buyer or its Affiliates or which will not continue as employees of the Seller and will not become employees of the Buyer effective as of the Closing Date. Except to the extent set forth in the previous sentence, after the Closing Date, the Buyer shall be responsible for performing and discharging all requirements under Applicable Law for the notification of the employees of the Buyer with respect to the Purchased Assets.

                  (c) During that period beginning on the Closing Date and ending at 11:59 p.m. (New York time) on the last day of the first anniversary of the Closing Date (the "Non-Solicitation Period"), the Seller will refrain, and will use commercially reasonable efforts to cause its Affiliates to refrain, from soliciting the services of any employees of the Buyer or any of its Affiliates whose employment responsibilities primarily relate to the operation of the Purchased Assets; provided, however, that nothing contained herein shall prohibit the Seller and its Affiliates from engaging the services of any such employees who, without any solicitation of any kind on the part of the Seller or any of its Affiliates during the Non-Solicitation Period, have contacted the Seller or its Affiliates for the express purpose of discussing the possibility of employment with the Seller or any of its Affiliates.

            7.11 Risk of Loss.

                  (a) From the date hereof through the Closing Date, all risk of loss or damage to the real or personal property (whether tangible or intangible) included in the Purchased Assets shall be borne by the Seller.

                  (b) If, before the Closing Date all or any portion of the Purchased Assets are taken by eminent domain (or is the subject of a pending or (to the knowledge of the Seller) contemplated taking which has not been consummated, the Seller shall notify the Buyer promptly in writing of such fact and the Buyer and the Seller shall negotiate in good faith to settle the loss resulting from such taking (including, without limitation, by making a fair and equitable adjustment to the Purchase Price) and, upon such settlement, consummate the transaction contemplated by this Agreement pursuant to the terms of this Agreement. If no such settlement is reached within sixty (60) days after (or if earlier, by the Termination Date) the Seller has notified the Buyer of such taking, then the Buyer or the Seller may terminate this Agreement pursuant to Section 10.1(f).

                  (c) If, before the Closing Date all or any portion of the Purchased Assets are damaged or destroyed by fire or other casualty, the Seller shall notify the Buyer promptly in writing of such fact. The Buyer and the Seller shall negotiate in good faith to settle the loss resulting from such fire or casualty (including, without limitation, by, at the Seller's option, the Seller curing such casualty to the Buyer's reasonable satisfaction or the Seller and the Buyer making a fair and equitable adjustment to the Purchase Price) and, upon such settlement, consummate the transactions contemplated by this Agreement pursuant to the terms of this Agreement. If no such settlement is reached within sixty (60) days after (or if earlier, by the Termination Date) the Seller has notified the Buyer of such casualty, then the Buyer or the Seller may terminate this Agreement pursuant to Section 10.1(f).

            7.12 Commercially Reasonable Efforts To Consummate Acquisition; Further Assurances.

                  (a) Each of the Seller and the Buyer shall use, and shall use its commercially reasonable efforts to cause their respective Affiliates to use, commercially reasonable efforts to consummate the transactions contemplated by this Agreement and the other Operative Documents and to fulfill and cause to be fulfilled the conditions to the Closing under this Agreement applicable to such party and its Affiliates, and to comply promptly with all legal requirements that may be imposed on the parties hereto or on any of their respective Affiliates, with respect to the consummation of such transactions. Without limiting the foregoing, each party hereto, at the request of another party hereto, shall execute and deliver, and shall use its commercially reasonable efforts to cause its applicable Affiliates to execute and deliver, such other instruments and do and perform, and shall use its commercially reasonable efforts to cause its Affiliates to do and perform, such other acts and things as may be reasonably necessary or desirable from time to time for effecting completely the consummation of the transactions contemplated by this Agreement and the other Operative Documents or to fulfill the intent thereof, including but not limited to the transfer to the Buyer of all of the Emission Allowances and the other Purchased Assets and the restructuring of any of the PILOT Agreements as contemplated by Section 8.5 hereof and, at the Buyer's expense for all reasonable out-of-pocket costs incurred by the Seller in connection with any request by the Buyer with respect to, and facilitating in or cooperating with the transfer to the Buyer of, the Applicable Permits, to the extent assignable under Applicable Law. Notwithstanding the foregoing, however, (i) no party hereto nor any Affiliate of such party shall be required to pay any money to any third party or suffer any diminution in value of any Purchased Asset in exchange for the granting by a third party of any consent, other than reasonable and customary amounts paid as amendment fees, filing or registration fees (with respect to the HSR Act) and attorneys' fees incurred by such third party and (ii) Seller shall have absolute discretion with respect to performing, or refusing to perform, any acts or things deemed necessary by Seller in its sole discretion to facilitate the negotiation of, or the consummation of the transactions contemplated by, the Master Restructuring Agreement.

                  (b) The Seller shall use its commercially reasonable efforts to resolve the matters described in Schedule 5.12 as soon as practicable and, in any event, within 17 months and 15 days following the Closing Date. In the event that the Seller is unable to resolve such matters prior to the date that is 17 months and 15 days following the Closing Date, the Seller shall, on or prior to the date that is 17 months and 15 days following the Closing Date, provide security to the Buyer that is reasonably satisfactory to the Buyer to ensure that neither the Buyer nor its assets will be subject to any claim, liability, cost or expense in respect of such dispute.

            7.13 Buyer Representatives. Without limiting Section 7.3, the Seller agrees that, during the period between the date of this Agreement and the Closing Date, the Seller will permit the Buyer, at the Buyer's sole responsibility and expense, to maintain from time to time one or more Buyer Representatives at the Site for purposes of monitoring the use, operations and maintenance of the Purchased Assets, so long as such monitoring does not unreasonably interfere with the Seller's use, operation or maintenance of the Purchased Assets. Such Buyer Representatives shall have no authority to bind or make agreements on behalf of the Seller; to conduct discussions with or make representations to third parties on behalf of the Seller; or to issue instructions to or direct or exercise authority over the Seller or any of the Seller's officers, employees, advisors or agents. Such Buyer Representatives shall comply with all safety practices and procedures maintained by Seller at the Site. Subject to the foregoing, the Seller and its Affiliates (including, but not limited to, the Operator) shall reasonably cooperate with the Buyer and the Buyer Representatives in connection with such monitoring. The Buyer will indemnify, defend and hold harmless the Seller from and against any and all Indemnifiable Losses asserted against or suffered by the Seller relating to, resulting from or arising out of any acts of omissions of the Buyer Representatives at the Site.

            7.14 No Shopping. From the date of this Agreement until the earlier of (i) the Termination Date and (ii) the Closing Date, the Seller shall not, and shall cause its agents, representatives and any other person acting on its behalf not to, directly or indirectly solicit, negotiate with respect to, facilitate, or accept any offers for the purchase of the Purchased Assets by any party other than the Buyer and its Affiliates, agents and representatives.

            7.15 Bulk Sales or Transfer Laws. The Seller shall comply with the applicable provisions of Article 6 of the New York Uniform Commercial Code on or prior to the date which is 20 days prior to the Closing Date.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

            8.1 Conditions to Each Party's Obligations to Effect the Transaction. The respective obligations of each party to effect the sale of the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated and the Buyer Regulatory Approvals shall have been obtained or become final orders;

                  (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no Applicable Law shall have been enacted by any Governmental Authority which prohibits the consummation of the transactions contemplated by the Operative Documents;

                  (c) All consents and approvals required for the consummation of the transactions contemplated by the Operative Documents under the terms of any note, bond, mortgage, indenture, contract or other agreement to which the Seller or the Buyer, or any of their Affiliates, are a party shall have been obtained, including but not limited to the Seller Agreements;

                  (d) The respective obligations of each of the parties to the Master Restructuring Agreement (other than the Seller) shall be binding and enforceable and the Seller shall have received from Niagara Mohawk Power Corporation the consideration to which it is entitled to receive pursuant to the Master

Restructuring Agreement or adequate assurances that it will receive such consideration in accordance with the terms of the Master Restructuring Agreement; and

                  (e) Each of the Seller Agreements, other than the Assigned Contracts and the PILOT Agreements, shall be terminated and the Seller shall have been released from all liabilities and obligations thereunder and the Buyer shall have received such evidence of the foregoing as the Buyer shall reasonably request.

            8.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the sale of the Purchased Assets and consummate the other transactions contemplated by the Operative Documents shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) There shall not have occurred and be continuing a Material Adverse Effect;

                  (b) The Seller shall have performed and complied with its covenants and agreements under Section 4.3 (other than Section 4.3(f)) and in all material respects the other covenants and agreements contained in the Operative Documents (including Section 4.3(f)) that are required to be performed and complied with by the Seller or any other Seller Party on or prior to the Closing Date; the representations and warranties of the Seller Parties set forth in this Agreement, the other Operative Documents to which any of the Seller Parties is a party and in any certificate delivered pursuant hereto or thereto that are not otherwise subject to a materiality qualification shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date; and the representations and warranties of the Seller Parties set forth in this Agreement, the other Operative Documents to which any of the Seller Parties is a party and in any certificate delivered pursuant hereto or thereto that are otherwise subject to a materiality qualification shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

                  (c) There shall be no Encumbrances on the Purchased Assets other than Permitted Encumbrances.

                  (d) The Buyer shall have received a certificate from the Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a) and (c) have been satisfied, that the representations and warranties of the Seller set forth in the Operative Documents to which the Seller is a party that are not otherwise subject to a materiality qualification are true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date and that the representations and warranties of the Seller set forth in the Operative Documents to which the Seller is a party that are otherwise subject to a materiality qualification are true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

                  (e) The Buyer shall have received at its own expense an A.L.T.A. policy of title insurance, together with such endorsements as are reasonably required by the Buyer, showing title to the Real Property conveyed to the Buyer at the Closing, subject only to (i) nondelinquent taxes and assessments; (ii) exceptions created by or resulting from the acts or omissions of Buyer; (iii) the Permitted Encumbrances and (iv) any state of facts that an accurate survey would show or an inspection of the premises would show;

                  (f) The Seller and Niagara Mohawk Power Corporation shall have executed and delivered the LDC Gas Transportation Agreement substantially in the form attached hereto as Exhibit B;

                  (g) The Buyer shall have received an opinion (i) with respect to the Seller, from Well, Gotshal & Manges LLP and (ii) with respect to each of the Seller Guarantors, from their respective counsel, each dated the Closing Date and satisfactory in form and substance to the Buyer and its counsel, substantially to the effect that, as applicable:

                        (1) each of the Seller Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each such Seller Party has the power and authority to execute and deliver the Operative Documents to which it is a party and to consummate the transactions contemplated thereby; and the execution and delivery of the Operative Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Seller Party;

                        (2) each of the Operative Documents to which such Seller Party is a party has been executed and delivered by such Seller Party and is a legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

                        (3) the execution, delivery and performance of the Operative Documents to which such Seller Party is a party will not (A) constitute a violation of the partnership agreement, charter, bylaws or other governing documents, as currently in effect, of such Seller Party, as applicable, (B) result in any violation of any existing New York or federal law or regulation or injunction or decree known to such counsel after due inquiry of the Seller Parties, and applicable to any Seller Party or any of its properties, which violation would have a Material Adverse Effect, or (C) to the knowledge of such counsel, result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any Applicable Contracts (excluding any covenant, restriction or provision of any such agreement or instrument with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Seller Parties). "Applicable Contracts" mean those agreements or instruments set forth on an attached schedule and which have been identified to such counsel as all the agreements and instruments that are material to the business or financial condition of any of the Seller Parties;

                        (4) no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by the Seller of the Closing other than filings by the Buyer and the Seller required by the HSR Act or the Buyer Regulatory Approvals; and

                        (5) except as set forth in Schedule 5.5 to this Agreement, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or overtly threatened against any Seller Party, which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of each such Seller Party, taken as a whole.

            As to any matter contained in such opinion which involves the laws of any jurisdiction other than the Federal laws of the United States or the laws of the State of New York, such counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Such opinion may expressly rely as to matters of fact upon certificates furnished by the Seller and appropriate officers and directors of the Seller and by public officials; and

                  (h) All fuel oil stored at the Site shall have been removed from the Site in accordance with Applicable Law.

            8.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the sale of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) The Buyer shall have performed its covenants and agreements under Section 4.4 (other than Section 4.4(e)) and in all material respects the other covenants and agreements contained in the Operative Documents (including Section 4.4(e)) that are required to be performed and complied with by the Buyer on or prior to the Closing Date;

                  (b) The representations and warranties of the Buyer Parties set forth in the Operative Documents to which any of the Buyer Parties is a party and in any certificate delivered pursuant thereto that are not otherwise subject to a materiality qualification shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date; and the representations and warranties of the Buyer Parties set forth in the Operative Documents to which any of the Buyer Parties is a party and in any certificate delivered pursuant hereto or thereto that are otherwise subject to a materiality qualification shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

                  (c) The Seller shall have received a certificate from the Buyer, dated the Closing Date, certifying that the conditions set forth in
Section 8.3(a) have been satisfied and that the representations and warranties of the Buyer set forth in the Operative Documents to which the Buyer is a party that are not otherwise subject to a materiality qualification are true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date; and the representations and warranties of the Buyer set forth in the Operative Documents to which the Buyer is a party that are otherwise subject to a materiality qualification are true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date;

                  (d) The Seller shall have received an opinion from Thelen, Marrin, Johnson & Bridges LLP, counsel for the Buyer Parties, dated the Closing Date and satisfactory in form and substance to the Seller and its counsel, substantially to the effect that:

                        (1) each of the Buyer Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each Buyer Party has the power and authority to execute and deliver the Operative Documents to which it is a party and to consummate the transactions contemplated thereby; and the execution and delivery of the Operative Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Buyer Party;

                        (2) each of the Operative Documents to which such Buyer Party is a party has been executed and delivered by such Buyer Party and is a legal, valid and binding obligation of such Buyer Party, enforceable against such Buyer in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

                        (3) the execution, delivery and performance of the Operative Documents to which such Buyer Party is a party will not (A) constitute a violation of the partnership agreement, charter, bylaws or other governing documents, as currently in effect, of such Buyer Party (B) result in any violation of any existing Applicable Law or injunction or decree known to such counsel after due inquiry of the Buyer Parties, and applicable to any Buyer Party or any of its properties, which violation would have a Material Adverse Effect, or (C) result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument to which, to the knowledge of such counsel after due inquiry of each of the Buyer Parties, any Buyer Party is a party or by which it or any of its properties or assets is bound or to which it is subject;

                        (4) no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the consummation by the Buyer of the Closing other than filings required by the Buyer and the Seller required by the HSR Act and the Buyer Required Regulatory Approvals; and

                        (5) to the knowledge of such counsel, after due inquiry of the Buyer Parties, there are no pending or threatened actions, suits, proceedings or investigations before any court, board of arbitration, governmental agency, commission or official against or affecting any Buyer Party, which if adversely determined, would have a material adverse effect on the business assets or financial condition of such Buyer Party, taken as a whole.

            As to any matter contained in such opinion which involves the laws of any jurisdiction other than the federal laws of the United States and the State of New York, such counsel may rely upon opinions of counsel admitted to practices in such other jurisdictions. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel. Such opinion may expressly rely as to matters of facts upon certificates furnished by appropriate officers and directors of the Buyer and its subsidiaries and by public officials; and

                  (e) The Seller shall have received evidence that the Buyer has caused to be issued any letters of credit required pursuant to the Assigned Contracts.

            8.4 Breakage Fee. Notwithstanding any provision of any Operative Document, if the Seller fails to effect the sale of the Purchased Assets solely as a result of the Seller's decision not to participate in the transactions contemplated by the Master Restructuring Agreement, the Seller shall pay to the Buyer, within 15 days after the Termination Date, the amount of $250,000 by wire transfer of immediately available funds or by such other means as are agreed upon by the Seller and the Buyer. The Buyer's right to receive such payment is exclusive and in lieu of any and all other rights and remedies that the Buyer may have under this Agreement or otherwise with respect to the foregoing.

            8.5 PILOT Agreements.

                  (a) For a period of 60 days following the date of this Agreement, the Seller shall use commercially reasonable efforts to reach a satisfactory agreement with each of the other parties to the PILOT Agreements with respect to the Seller's liabilities and obligations thereunder, which agreements shall not, without the Buyer's prior written consent, result in liabilities or obligations on the part of the Buyer or any Encumbrance (other than the Permitted Encumbrances) on any of its properties (including, without limitation, the Purchased Assets) in excess of the Maximum Buyer PILOT Obligations for any calendar year. Notwithstanding the foregoing, nothing in this Section 8.5(a) shall be deemed to (i) require the Buyer to enter into any agreement or instrument acknowledging or confessing to any liability made or with respect to the PILOT Agreements in excess of the Maximum Buyer PILOT Obligations for any calendar year or (ii) limit, reduce or affect any of the

Seller's liabilities or obligations under Section 9.1(a)(iii). The Seller shall keep the Buyer apprised of the status of such negotiations. If the Seller reaches an agreement with such parties that is satisfactory to it in its sole discretion on or before the PILOT Determination Date, the Seller shall promptly notify Buyer of the terms of such agreement (the "PILOT Notification Date"). If the Seller shall have determined in good faith that it is not reasonably likely to reach such an agreement prior to the PILOT Determination Date, it shall have the right to terminate this Agreement pursuant to Section 10.1(e) at any time on or prior to the PILOT Determination Date. In the event that Seller terminates this Agreement in accordance with the preceding sentence, it shall pay to the Buyer, within 15 days after the Termination Date, up to $100,000 in reimbursement for reasonable out-of-pocket expenses incurred by the Buyer in connection with the negotiation and review of the Operative Documents, the consummation of the transactions contemplated by this Agreement and the negotiating, drafting and reviewing of replacement project documents, including but not limited to legal fees and expenses, consulting expenses, regulatory filing fees and the fees and expenses of any lender providing financing to the Buyer of its acquisition of the Purchased Assets, including but not limited to fees and expenses of any counsel to such lender. The Buyer shall, for the period prior to the earlier of (i) the PILOT Notification Date and (ii) the PILOT Determination Date, use commercially reasonable efforts to minimize the expenses incurred by it and by any lender in connection with the financing of the acquisition of the Purchased Assets. The Buyer's right to receive such payment is exclusive and in lieu of any and all other rights and remedies that the Buyer may have under this Agreement or otherwise with respect to the foregoing.

                  (b) In the event the Seller does not terminate this Agreement pursuant to Section 8.5(a), the Seller shall to the extent required for the Seller to obtain any consent of the parties to the PILOT Agreements to consummate the transactions contemplated by this Agreement, offer to the parties to the PILOT Agreements, to continue to pay and perform after the Closing the same payments and obligations as are required to be paid and performed by the Seller under the PILOT Agreements as of the date of this Agreement, and in the event the parties to the PILOT Agreements agree to such structure, the Buyer shall agree to promptly reimburse any amounts paid by the Seller under the PILOT Agreements in any calendar year (commencing with calendar year 1999) up to the Maximum Buyer PILOT Obligations for such year. If the Seller makes the offer described in the preceding sentence and the other parties to the PILOT Agreements do not accept such offer, the Seller shall not be obligated to consummate the transactions contemplated by the Operative Documents if any consent of the parties to the PILOT Agreements required to consummate the transactions contemplated by this Agreement is not obtained on or prior to the end of the 90-day period specified in Section 10.1(a) hereof.

            8.6 Assignment of O&M Agreement. The Buyer shall have the option to assume, and receive an assignment of, all of Seller's right, title and interest in, to and under the O&M Agreement on the Closing Date. The Buyer shall exercise such option by notifying the Seller in writing at any time within ten Business Days prior to the Closing Date of the Buyer's intent to assume the O&M Agreement. If the Buyer opts to assume the O&M Agreement, the O&M Agreement shall be an "Assigned Contract" for all purposes under this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

            9.1 Indemnification.

                  (a) The Seller will indemnify, defend and hold harmless the Buyer from and against any and all claims, demands or suits (by any Person other than the applicable Indemnitee's Affiliates or representatives), losses, liabilities, damages (including but not limited to consequential or special damages), obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by the Buyer relating to, resulting from or arising out of (i) any breach or inaccuracy of any representation or warranty of the Seller in any Operative Document or certificate delivered pursuant to any Operative Document; (ii) any breach by the Seller of any covenant or agreement of the Seller contained in any Operative Document; or (iii) any of the Excluded Liabilities.

                  (b) The Buyer will indemnify, defend and hold harmless the Seller from and against any and all Indemnifiable Losses asserted against or suffered by the Seller relating to, resulting from or arising out of (i) any breach or inaccuracy of any representation or warranty of the Buyer in any Operative Document to which the Buyer is a party or in any certificate executed and delivered by the Buyer pursuant to any such Operative Document, (ii) any breach by the Buyer of any covenant or agreement of the Buyer contained in any Operative Document or (iii) the Assumed Liabilities.

                  (C) The representations and warranties in this Agreement, the other Operative Documents and in any other document or certificate to be delivered at the Closing pursuant thereto or thereto shall survive the Closing solely for purposes of this Article IX and shall terminate on the first anniversary of the Closing Date, except for (i) Sections 5.6 (to the extent relating to matters set forth in Schedule 5.6 hereto) and 5.9 which, solely for purposes of this Article IX, shall survive indefinitely, and (ii) the indemnity obligations of (A) the Seller set forth in Section 9.1(a)(iii), and (B) the Buyer set forth in Section 9.1(b)(iii), each of which shall survive the Closing indefinitely. Subject to the provisions of Section 10.2, each and every covenant contained in this Agreement (other than the covenants contained in Section 3.3, 7.3(b) and (c), 7.4, 7.5, 7.8 and 7.10 and in Articles IX and XI (which covenants shall survive indefinitely unless such covenants expire in accordance with their express terms)) shall expire with, and be terminated and extinguished by the consummation of the transactions contemplated by the Operative Documents. No action can be brought with respect to any breach of any representation and warranty under this Agreement or any other document or certificate to be delivered at the Closing pursuant hereto or thereto unless a notice specifying the breach of the representation or warranty forming the basis of such claim has been delivered to the party alleged to have breached such representation or warranty prior to the termination date of such representation or warranty as described in this Section 9.1(c).

                  (d) Any Person entitled to receive indemnification under this Agreement (an "Indemnitee") having a claim under these indemnification provisions shall make a good faith effort to recover all losses, damages, costs and expenses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced (i) to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss and (ii) to take into account any net Tax benefit recognized by the Indemnitee arising from the recognition of the Indemnifiable Loss.

                  (e) Excluding (i) the Buyer's obligation to pay the Maximum Buyer PILOT Obligations and (ii) the Seller's obligation to pay all amounts due and owing under the PILOT Agreements in excess of the Maximum Buyer PILOT Obligations, the indemnification obligations of the Seller or the Buyer, as applicable, shall not exceed the Purchase Price.

                  (f) The right and remedies of the Seller and the Buyer under this Article IX are exclusive and in lieu of any and all other rights and remedies which the Seller and the Buyer may have under this Agreement or otherwise for monetary relief with respect to (i) any breach or inaccuracy of any representation or warranty set forth in any Operative Document or in any document or certificate delivered in connection therewith, (ii) any breach or failure to perform any covenant or agreement set forth in any Operative Document, and (iii) the Assumed Liabilities or the Excluded Liabilities, as the case may be.

                  (g) The Buyer and the Seller each agree that notwithstanding any provisions in this Agreement to the contrary, all parties to the Operative Documents retain their remedies at law or in equity with respect to willful or intentional breaches of any provision of any Operative Document.

            9.2 Defense of Claims.

                  (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or any Affiliate of a party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from the party required to provide indemnification under this Agreement (the "Indemnifying Party"), the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail, include a copy of all papers served with respect to such claim (if any) and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee certifying that the Indemnifying Party does not dispute its potential liability to the Indemnitee under this Article IX, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, which shall be reasonably acceptable to the Indemnitee, and the Indemnitee will cooperate in good faith in such defense at the Indemnifying Party's expense. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control and assume responsibility for the defense of such claim or liability if, in the good faith opinion of such Indemnitee, there exists a conflict of interest such that it is advisable for such Indemnitee to retain control of such proceeding or such claim or liability involves the possibility of criminal sanctions or criminal liability to such Indemnitee. In such circumstances, the Indemnitee shall be entitled to control and assume responsibility for the defense of such claim or liability and the Indemnifying Party shall pay the reasonable costs and expenses of such defense.

                  (b) If within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the third sentence of Section 9.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently and by appropriate proceedings such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder or which involves any criminal liability, any affirmative obligation on the part of the Indemnitee (other than the payment of money which is fully indemnified pursuant to this Article IX) or any material restriction on the conduct of the Indemnitee's business. If a firm offer is made to settle a Third Party Claim without leading to any such liability, obligation, restriction or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect; provided, that if the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim, at the Indemnitee's expense, and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice.

                  (c) Any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event not later than ten (10) calendar days after the Indemnitee obtains actual knowledge of such Direct Claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

                  (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate then published by The Wall Street Journal), will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that the Indemnifying Party will not be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss until the Indemnitee recovers full payment of its Indemnifiable Loss, and any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this Section 9.2(d) shall be construed to required any party hereto to obtain or maintain any insurance coverage.

                  (e) A failure to give timely notice as provided in this
Section 9.2 will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to received such notice was actually prejudiced as a result of such failure.

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

            10.1 Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing Date, by mutual written consent of the Seller and the Buyer.

                  (b) This Agreement may be terminated by the Seller or the Buyer if the Closing contemplated hereby shall not have occurred on or before 90 days after the earlier to occur of (i) the PILOT Notification Date and (ii) the PILOT Determination Date; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  (c) This Agreement may be terminated by either the Seller or the Buyer if (i) one or more courts of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable or (ii) any statute, rule or regulation shall have been enacted by any State or Federal government or governmental agency in the United States which prohibits the consummation of the Closing.

                  (d) This Agreement may be terminated by the Buyer if there has been a material violation or breach by the Seller of any agreement, representation or warranty contained in this Agreement that has rendered the satisfaction of any condition to the obligations of the Buyer to effect the Closing impossible and such violation or breach has not been waived by the Buyer.

                  (e) This Agreement may be terminated by the Seller (i) if there has been a material violation or breach by the Buyer of any agreement, representation or warranty contained in this Agreement that has rendered the satisfaction of any condition to the obligations of the Seller to effect the Closing impossible and such violation or breach has not been waived by the Seller, (ii) if the Seller shall have determined in good faith that the condition set forth in Section 8.1(d) is not reasonably likely to be satisfied and shall have informed the Buyer of the basis for such determination or (iii) in accordance with the provisions of Section 8.5 at any time on or prior to the PILOT Determination Date.

                  (f) This Agreement may be terminated by either of the Seller or the Buyer in accordance with the provisions of Section 7.11(b) or (c).

            10.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) said termination shall be the sole remedy of the parties hereto with respect to breaches of any agreement, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except in each case as stated in this Section
10.2 and in Sections 7.3(b), 7.4, 7.5, 8.4, 8.5 or, with respect to Third Party Claims related to Excluded Liabilities, in Article IX; and

                  (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Seller and the Buyer.

            11.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                        If to the Seller, to:

                              East Syracuse Generating Company, L.P.
                              c/o U.S. Generating Company
                              7500 Old Georgetown Road
                              Bethesda, MD 20814-6161
                              Facsimile: (301) 718-6900
                              Attention: General Counsel

                        with a copy to:

                              Weil, Gotshal & Manges LLP
                              700 Louisiana, Suite 1600
                              Houston, Texas 77002
                              Facsimile: (713) 224-9511
                              Attention: W. Robert Shearer, Esq.

                        if to the Buyer, to:

                              Carr Street Generating Station, L.P.
                              c/o Orion Power Holdings, Inc.
                              111 Market Place, Suite 520
                              Baltimore, Maryland 21202
                              Facsimile: (410) 468-3699
                              Attention: Jack A. Fusco
                        with a copy to:

                              Thelen, Marrin, Johnson & Bridges LLP
                              Two Embarcadero Center, Suite 2100
                              San Francisco, California 94111
                              Facsimile: (415) 421-1068
                              Attention: Thomas B. Glascock, Esq.

            11.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other party, nor is this Agreement intended to confer upon any other Person except the parties hereto any rights or remedies hereunder; provided, however, that for periods after the Closing Date, the Buyer may, without the Seller's consent, assign its rights under this Agreement to any lender or lenders who provide financing to the Buyer for the acquisition of the Purchased Assets.

            11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

            11.8 Entire Agreement. This Agreement and the Operative Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof. Any previous agreement or understanding between the parties with respect to the subject matter hereof, whether written or oral, is superseded hereby and thereby.

            11.9 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the Seller and the Buyer have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.


                                        EAST SYRACUSE GENERATING COMPANY,
                                        L.P.

                                        By: /s/ John R. Cooper
                                            ------------------------------------
                                        Name: John R. Cooper
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        CARR STREET GENERATING STATION, L.P.

                                        By: ORION POWER NEW YORK GP, INC.

                                        By: /s/ Jack A. Fusco
                                            ------------------------------------
                                        Name: Jack A. Fusco
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT A
                                                     TO ASSET PURCHASE AGREEMENT

                                     FORM OF

                     INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

            Instrument of Assignment and Assumption (together with each appendix hereto, the "Instrument") made, executed and delivered on this day of _____________, by and between Carr Street Generating Station, L.P., a Delaware limited partnership (the "Buyer"), and East Syracuse Generating Company, L.P., a Delaware limited partnership (the "Seller").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of June 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Asset Purchase Agreement"), by and among the Seller and the Buyer, the Seller is concurrently herewith selling, assigning, conveying, transferring and delivering to the Buyer the Purchased Assets (as defined in the Asset Purchase Agreement), which include the Seller's right, title and interest to and under certain contracts and permits; and

            WHEREAS, in partial consideration therefor, the Asset Purchase Agreement requires that the Buyer assume certain liabilities and obligations of the Seller;

            NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Buyer and the Seller agree as follows:

            1. Capitalized terms which are used in this Instrument (including Appendices I and II hereto) but are not defined in this Instrument shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

            2. Solely as between the Buyer and the Seller, the Buyer hereby assumes in accordance with their terms, and subject to the limitations contained in this

Instrument, the liabilities and obligations of the Seller, which are described in Appendix I hereto (the "Assumed Liabilities").

            3. The Seller hereby assigns to the Buyer, and the Buyer hereby accepts, all of the Seller's right, title and interest in, to and under the Assigned Contracts and, to the extent assignable under Applicable Law, the Applicable Permits, each of which are described in Appendix II hereto.

            4. The assumption by the Buyer of the Assumed Liabilities shall not be construed to defeat, impair or limit in any way the rights, claims or remedies of the Buyer or the Seller under the Asset Purchase Agreement.

            5. Other than as specifically set forth in this Instrument or in
Section 2.3 of the Asset Purchase Agreement, the Buyer shall not assume any liability or obligation of the Seller, direct or indirect, known or unknown, absolute or contingent, other than the Assumed Liabilities.

            6. This Instrument shall be enforceable against the successors and assigns of the Buyer and the Seller and shall inure to the benefit of the successors and assigns of the Buyer and the Seller.

            7. This Instrument shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of laws).

            8. This Instrument is delivered pursuant to and is subject to the Asset Purchase Agreement. In the event of any conflict between the terms of the Asset Purchase Agreement and the terms of this Instrument, the terms of the Asset Purchase Agreement shall prevail.

                                                                      APPENDIX I
                                      TO INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

                       Liabilities and Obligations Assumed

            To the extent attributable to events, conditions or circumstances arising or existing during any period from and after the Closing Date, all of the liabilities and obligations of the Seller, direct or indirect, known or unknown, absolute or contingent, which relate to the Purchased Assets, other than Excluded Liabilities (as defined in the Asset Purchase Agreement), in accordance with the terms and subject to the respective conditions thereof, including, without limitation, the following liabilities and obligations:

      [insert paragraphs (i) through (v) of Section 2.3(a) of the Asset Purchase Agreement]

                                                                     APPENDIX II
                                      TO INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

                               Assigned Contracts

                            [List Assigned Contracts]

                               Applicable Permits

            [List Applicable Permits assignable under Applicable Law]

                                                                       EXHIBIT B

                          GAS TRANSPORTATION AGREEMENT

                                     BETWEEN

                      NIAGARA MOHAWK POWER CORPORATION AND

                     EAST SYRACUSE GENERATING COMPANY, L.P.

                          GAS TRANSPORTATION AGREEMENT

      This Agreement ("Agreement") is made as of June 26, 1998, by and between EAST SYRACUSE GENERATING COMPANY, L.P., a Partnership duly organized and validly existing under the laws of the State of Delaware having offices at One Bowdoin Square, Boston, Massachusetts 02114, and NIAGARA MOHAWK POWER CORPORATION ("Niagara Mohawk"), a corporation duly organized and validly existing under the laws of the State of New York, having offices at 300 Erie Boulevard West, Syracuse, New York 13202. Customer and Niagara Mohawk each are referred to herein as "Party" and collectively as the "Parties."

                                   WITNESSETH:

      WHEREAS, the Customer has secured or will secure the transportation of certain quantities of natural gas to existing points of interconnection to Niagara Mohawk;

      WHEREAS, the Customer desires transportation for said natural gas pursuant to Service Classification No. 9 (Transportation Service for Long-Term Large-Volume Customers) ("SC-9") of the Niagara Mohawk tariff, P.S.C. No. 218 Gas ("Tariff"), from the Receipt Point defined herein to the Customer's facility ("Facility") in East Syracuse, New York;

      WHEREAS, Niagara Mohawk agrees to provide such transportation subject to the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, the Parties agree as follows:

                             ARTICLE I - CONDITIONS

      The Parties shall determine that payments from the Customer to Niagara Mohawk for service are current, prior to executing this Agreement. This Agreement is subject to a condition that (i) the transactions contemplated by the certain Master Restructuring Agreement, dated as of July 9, 1997, as amended, by and among Customer, Niagara Mohawk and certain other independent power producers ("MRA") close and (ii) Customer remains a party to the MRA.

                 ARTICLE II - INCORPORATION OF TARIFF PROVISIONS

      The transportation service under this Agreement will be provided under the terms of Niagara Mohawk's SC-9. This Agreement will operate as the Service Agreement (as defined in the Tariff) that must be executed and filed with the New York Public Service Commission under the terms of SC-9. Except as provided in this Agreement, the provisions of the Tariff (including, without limitation, definitions applicable thereto and the provisions of SC-9) currently in effect, as such Tariff may be amended from time to time, are hereby incorporated into this Agreement and made a part hereof. In the event of conflict between the terms of this Agreement as executed or amended and the provisions of the Tariff, including, without limitation, the definitions set forth in this Agreement, this Agreement will prevail; provided that, modifications to the Tariff to reflect changes in Niagara Mohawk's system operations may be implemented to the extent such implementation will not adversely affect the rights of either Party; provided further, Niagara Mohawk and/or the Customer will have the right to contest or oppose before the New York Public Service Commission any provision or amendment to the Tariff.

                            ARTICLE III - DEFINITIONS

      Throughout this Agreement, references to the plural include the singular and references to the singular include the plural, where appropriate. Whenever in this Agreement any agreement, instrument, license, permit or other document is defined or referred to, it shall be deemed to be defined or referred to as the same may be amended, modified, clarified or supplemented from time to time. Whenever this Agreement refers to any entity or person, it shall be deemed to refer to such entity or person and their directors, officers, employees, agents, successors and permitted assigns. The following words or terms used in this Agreement have the meanings indicated:

3.1 Contract Year - The 365 consecutive Days beginning on the Effective Date, and each subsequent 365-Day period, or 366 Days for leap years.

3.2 Consummation Date - The date as defined as such in the MRA.

3.3 Day - Any consecutive twenty-four (24) hour period commencing at 10 a.m. Eastern Time.

3.4 Dekatherm (Dt) - 1,000,000 British Thermal Units (1 MMBTU).

3.5 Delivery Point - The metered interconnection owned and maintained by Niagara Mohawk between the facilities of Niagara Mohawk and the Customer at the Facility.

3.6 Delivery Quantity - The quantity of Customer-owned gas transported by Niagara Mohawk and actually delivered to the Customer at the Delivery Point.

3.7 Effective Date - The later of thirty (30) days after an executed contract has been on file with the New York Public Service Commission ("PSC") or the consummation, with respect to Customer, of the transactions contemplated by the MRA.

3.8 Governmental Authority - Any federal, state, municipal or local governmental authority, department, commission, board, agency, body or official, whether executive, legislative, administrative, regulatory or judicial, including but not limited to the Federal Energy Regulatory Commission and the PSC.

3.9 Losses - In connection with any deliveries made by it to Niagara Mohawk hereunder, the Customer shall deliver to Niagara Mohawk an amount of gas equal to Niagara Mohawk's allowance for losses, which shall be deemed to be five-tenths of one percent (0.5%).

3.10 Maximum Daily Delivery Quantity ("MDDQ") - Twenty thousand (20,000) Dt per day, measured at the Delivery Point. The MDDQ may be adjusted annually on a seasonal basis (6 months winter, 6 months summer) upon request of Customer.

3.11 Month - The period of time beginning at 10 o'clock a.m. Eastern Time on the first calendar day of a month and ending at 10 o'clock a.m. on the first calendar day of the subsequent calendar month.

3.12 Receipt Point - The point at which NMGas receives gas from Customer for delivery under this Agreement. Customer may elect (a) any of NMGas's interconnections unless (i) the pipeline is unable to deliver gas for Customer's account at the elected interconnection or (ii) NMGas is unable to accept gas for Customer's account at the elected interconnection; (b) or any other point mutually agreed upon by NMGas and the Customer in writing.

                        ARTICLE IV - CHARACTER OF SERVICE

4.1 Transportation Service - Subject to the terms and conditions of this Agreement, Niagara Mohawk agrees to receive from the Customer at the Receipt Point on any Day such quantity of natural gas up to the MDDQ, plus Losses, as the Customer may tender or cause to be tendered for transportation, and to deliver on an interruptible basis, as defined in accordance with the provisions of Section 4.2, such quantity of gas, less Losses, at the Delivery Point.

4.2 Interruption of Service - Transportation service under this Agreement is subject to interruption by Niagara Mohawk in its sole discretion on a not unduly discriminatory basis. Niagara Mohawk will provide at least eight (8) hours prior notice to the Customer, either in writing or orally (by telephone or otherwise) unless an emergency requires a shorter notice period; provided that, unless otherwise agreed by the Customer, Niagara Mohawk will provide no less than two

(2) hours notice. The Customer agrees that if it fails to discontinue use of service as ordered by Niagara Mohawk, Niagara Mohawk may suspend service. In addition, all usage of gas taken during such period of requested interruption shall be billed at the stated rate in effect at the time, plus a penalty rate of $25.00 per Dt for such unauthorized usage.

4.3 Upstream Transportation and Gas Supply - The Customer will be responsible for obtaining all gas supply and transportation upstream of the Receipt Point. If Customer will have upstream gas supply and transportation arrangements after the Consummation Date, and Niagara Mohawk (i) interrupts gas transportation service in accordance with Article 4.2, above, and (ii) in its sole discretion notifies Customer not later than at the time it provides notice of interruption pursuant to Article 4.2 that Niagara Mohawk elects to retain the Customer's gas, then Customer will continue to deliver gas to the Receipt Point and Niagara Mohawk will retain that gas and in return the amount that Customer is required to pay to Niagara Mohawk under this Agreement will be reduced by an amount determined in accordance with the provisions of Rule 3.3 of the Tariff. If the reduction in charges for any Month is greater than the charges to Customer in that Month, Niagara Mohawk will pay the excess to Customer.

4.4 Limitation of Service - The Customer agrees that all gas transported pursuant to this Agreement will be used by Customer for operation of facilities owned by the Customer at this service location.

4.5 Limitations - (a) Nothing in this Agreement shall be deemed to restrict in any way Customer's discretion in arranging gas supplies and upstream transportation. Without limiting the foregoing, Niagara Mohawk expressly acknowledges and agrees that Customer shall not be required to contract for firm gas supply and transportation or to seek to obtain firm or interruptible gas supply and transportation on any Day, except that the Customer's daily delivery quantity should be equal to daily consumption of Customer-owned gas by the Customer. If Customer's gas supply and/or upstream gas transportation is interrupted for any reason, Customer shall have no liability under Section 4.3, notwithstanding Niagara Mohawk's notice of its intention to retain Customer's gas pursuant to Section 4.3.

(b) Without limiting its right to interrupt deliveries under this Agreement, Niagara Mohawk's right to retain Customer's gas pursuant to Section 4.3 shall be subject to the additional limitations set forth in this Section 4.5(b). Niagara Mohawk may retain Customer's gas only during the "Peak Period," which shall mean the following: the period beginning at 10:00 a.m. Eastern Time on November 15 of each year and ending at 10:00 a.m. Eastern Time on April 16 of the following year, so long as the term of this Agreement continues in effect. Except with Customer's prior consent, Niagara Mohawk may purchase no more and no less than the "Peak Shaving Quantity," which shall mean: all of Customer's gas nominated on any day by customer for transportation service under this Agreement up to the MDDQ. Niagara Mohawk may retain the Peak Shaving Quantity for a total of no more than 35 Days during any one Peak Period. Niagara Mohawk will not retain the Peak Shaving Quantity for more than three consecutive Days (referred to as the "Consecutive Day Limitation"). Any period of gas retention by Niagara

Mohawk of any duration will be followed by a minimum of three consecutive Days of release in order to facilitate Customer's resupply of its on-site storage tanks (referred to as the "Release Limitation"). For the period between November 15 - February 29, the Consecutive Day Limitation and the Release Limitation will not apply if the mean daily temperature in Syracuse, New York, is forecast to be 15(degrees)F or less. For the period March 1 - April 15, the Consecutive Day Limitation and Release Limitation will not apply. During a period in which Niagara Mohawk need not adhere to the Consecutive Day Limitation or Release Limitation, if Customer is unable to secure fuel oil because of weather conditions or other emergency condition, Niagara Mohawk will use its reasonable efforts to avoid retaining the gas by seeking to use all other available sources of supply; provided that, such sources of supply do not include purchases of gas from pipeline suppliers for which significant overrun penalties will be incurred. In addition, notwithstanding any other provision of this Agreement, if, during any period of retention of gas by Niagara Mohawk under the terms of
Article IV that continues for more than seven (7) consecutive Days, Customer is unable to procure fuel oil at any cost for use after such seventh consecutive Day despite its reasonable best efforts, and as a consequence Customer's facility will not operate because Niagara Mohawk has retained the gas, then Customer will have no obligation to make available to Niagara Mohawk the gas under this Agreement after such seventh consecutive Day unless Niagara Mohawk elects to pay to Customer an amount equal to the net revenue that Customer will lose from not operating on each such Day it is unable to operate because of inability to procure fuel oil; provided that, such losses will not exceed $50,000 per Day, which amount will be adjusted on a cumulative basis from December 1991 by the annual percentage change in the implicit price deflator for GNP published by the U.S. Department of Commerce. All limitations in this Section may be waived from time to time by mutual agreement, but may be permanently altered only by written amendment of this Agreement.

                             ARTICLE V - SCHEDULING

            No later than one (1) day prior to the nomination deadline requirement of the pipeline that the Customer will use to deliver gas to the Receipt Point, the Customer will transmit information to Niagara Mohawk that will provide an informal forecast of the quantities of gas that the Customer believes it will nominate for transportation by Niagara Mohawk for each Day during the succeeding calendar Month. On the same Day and manner in which the Customer nominates the actual quantities of gas to be transported by the transporting pipeline or marketer for delivery to Niagara Mohawk, or to an aggregator for delivery on Niagara Mohawk, the Customer will formally notify Niagara Mohawk of said nomination. All such notifications will be in accordance with such guidelines and practices as will be mutually acceptable to the Parties.

                         ARTICLE VI - PRICE AND PAYMENT

6.1 Price - Each Month, the Customer will pay to Niagara Mohawk the sum of (i) a "Fixed Charge" plus (ii) the product of a "Commodity Charge" multiplied by the quantity of dekatherms received by the Customer at the Delivery Point in that Month.

      6.1.1 The Fixed Charge is equal to $6,700 per Month.

      6.1.2 Subject to 6.1.3 below, the Commodity Charge is equal to $0.175 per dekatherm for all gas transported pursuant to this Agreement. Customer has no minimum transportation quantity.

      6.1.3 The Commodity Charge is fixed for one year from the Effective Date of this Agreement. Thereafter, the Commodity Charge shall be escalated or de-escalated annually on the anniversary of the Effective Date in accordance with the Gross Domestic Product Price Deflator published by the United States Department of Commerce or, in its absence, another comparable index. In no event, however, will the Commodity Charge be reduced below the levels specified in Section 6.1.2 of this Agreement.

6.2 Taxes or Surcharges - In addition to the charges provided in Section 6.1, the Customer will pay Niagara Mohawk such taxes or surcharges as Niagara Mohawk will be authorized or required to collect from transportation customers such as the Customer.

6.3 Fuel - Niagara Mohawk will be entitled to retain, at no charge, from the quantities of gas tendered by the Customer at the Receipt Point, a quantity of gas equal to Losses.

6.4 Billing and Payment - Billing and payment will be made in accordance with the terms of the Tariff.

                    ARTICLE VII - CONSTRUCTION OF FACILITIES

                       [SECTION INTENTIONALLY LEFT BLANK]

                               ARTICLE VIII -TERM

      The term of this Agreement (the "Term") will commence as of the date entered into, and will continue for a period of one (1) year from the Effective Date, unless terminated in accordance with Section 17.7 below. The Term will continue automatically for successive one (1) year periods thereafter unless (i) at any time after the initial one-year term either Party notifies the other in writing not less than thirty (30) days prior to the effective date of such termination, or (ii) terminated in accordance with Section 17.7 below.

                        ARTICLE IX - PRESSURE AND QUALITY

9.1 Pressure and Quality Specifications - All gas tendered or caused to be tendered by Customer to Niagara Mohawk for transportation under this Agreement will meet the pressure and quality specifications contained in Niagara Mohawk's Tariff. In the event such gas does not meet any of those specifications, Niagara Mohawk is entitled to reject such gas and refuse to perform any further transportation services under this Agreement until the Customer's gas meets all such specifications.

9.2 Liability for Pressure and Quality - As between the Customer and Niagara Mohawk, the Customer will be solely responsible and liable for any charges, penalties, costs or expenses incurred or payable by either Party for the Customer's failure to provide gas that conforms to the pressure and quality requirements of Section 9.1.

9.3 Delivery Point Pressure - Delivery point pressure from Niagara Mohawk shall be between three hundred forty (340) psig minimum and three hundred eighty (380) psig maximum.

                             ARTICLE X - IMBALANCES

10.1 Governing Standards - the Customer's aggregate consumption and deliveries to Niagara Mohawk's system of Customer-owned gas will be reconciled in order to achieve a balance on Niagara Mohawk's system. The Customer may elect one of two options as listed in Sections 10.1(a) and 10.1(b), below, to provide the required balancing services and if, after having selected one option, Customer cancels it and chooses the other option, Customer will remain on the substitute option for a period of at least one (1) year. Notwithstanding the foregoing, if Customer assigns or transfers its rights and obligations under this Agreement in accordance with Article XIV below, then the successor, purchaser, or transferee of Customer will be permitted to change the election at the time of such transfer or assignment; provided that, if Niagara

Mohawk is not able (because of physical, operational, or regulatory limitations) to offer the balancing service described in Section 10.1(b) below, then no election of that option will be available.

      (a) The Customer may choose to provide for and pay for its own balancing service. If it does so, on each Day the Customer's deliveries to Niagara Mohawk at the Receipt Point must equal the Delivery Quantity, plus losses. Niagara Mohawk agrees to provide daily meter readings to the party designated by the Customer in writing to facilitate balancing by such party, but Niagara Mohawk will not provide balancing service to the Customer in this case. This service may be canceled by the Customer upon thirty (30) days written notice, subject to the Customer accepting Niagara Mohawk's balancing service and charges under the Tariff;

      (b) The Customer may choose to purchase balancing service from Niagara Mohawk, in which case the Customer will pay a Monthly Balancing Charge as provided in accordance with Rule 17.5.1 of the Tariff, which is currently $0.2838 per MDDQ per month. If Niagara Mohawk provides balancing service, underdeliveries/overdeliveries will be subject to monthly cashout in accordance with Rule 29 and the Forced Balancing Operational Flow Order provisions of the Tariff. Notwithstanding the provisions of Section 4.4, above, the Customer or its agent may engage in monthly imbalance trading in accordance with the Tariff. This service may be canceled by the Customer upon 30 days written notice, subject to Customer providing and paying for its own balancing service.

                   ARTICLE XI - LIABILITY AND INDEMNIFICATION

      The Customer and Niagara Mohawk will indemnify and hold the other harmless against any and all claims, actions or damages to the extent caused by or resulting from its control and possession of gas transported under this Agreement, except to the extent any such claim, action, or damages is caused by or results from the negligence or willful misconduct of the party seeking indemnification. As between the Parties, the Customer will be presumed to be in control and possession of the gas transported under this Agreement at any time prior to the time Niagara Mohawk receives the gas at the Receipt Point and at any time after Niagara Mohawk delivers the gas at the Delivery Point, Niagara Mohawk will be in control and possession of such gas after it has received the gas at the Receipt Point and up to the time it delivers gas at the Delivery Point. Title to gas transported under this Agreement will, at all times, vest in the Customer.

                           ARTICLE XII - FORCE MAJEURE

12.1 Definition of Force Majeure Events - The term Force Majeure means an event
(i) that was not within the control of the party claiming its occurrence; (ii) that could not have been prevented or avoided by such party through the exercise of due diligence; and (iii) that prohibits or prevents such party from performing its obligations under this Agreement. Events that may give rise to a claim of Force Majeure include:

      a) Acts of God, including earthquakes, epidemics, fires, floods, hurricanes, landslides, lightning, storms, washouts, blowouts, freezing of wells or lines of pipe used to supply the gas described in this Agreement and other similar unusual and severe natural calamities;

      b) Acts of the public enemy, wars, blockage, insurrections, riots, civil disturbances and arrests;

      c) Strikes, lockouts or other industrial labor disturbances;

      d) Explosions, breakage, accidents to equipment or lines of pipe used to supply or affecting the use of the gas described in this Agreement;

      e) The imposition by a Governmental Authority having jurisdiction of binding laws, conditions, limitations, orders, rules or regulations that prevent or prohibit a party from performing, provided such governmental action has been resisted in good faith by all reasonable legal means;

      f) Any other cause of a similar nature; or

      g) Any outage of the Facility arising from any of the events listed in a) through f) above.

12.2 Notice and Limitation on Obligations Under Force Majeure - If either party because of Force Majeure is rendered wholly or partly unable to perform its obligations under this Agreement, except for the obligation to make payments of money for services previously rendered or to make payment of the Fixed Charge under Section 6.1, such party will be excused from whatever performance is affected by the Force Majeure, but only to the extent so affected, provided that:

      (1) the non-performing party, as soon as reasonably practicable, will provide oral notice of the Force Majeure event to the other party in accordance with Article XV, followed by written notice (via facsimile, telex, or telecopy or computer hook-up, if available) within forty-eight
      (48) hours after provision of the oral notice;

      (2) within five (5) days after the commencement of the Force Majeure, the non-performing party will give the other party written notice describing the particulars of the occurrence;

      (3) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

      (4) no obligations of either party which arose before the occurrence causing the suspension of performance are excused as a result of the occurrence;

      (5) the non-performing party uses reasonable diligence to remedy its inability to perform;

      (6) the non-performing party will give the other party oral notice of the date the Force Majeure is no longer in effect as soon as practicable, and will provide written notice within twenty-four (24) hours after the provision of the oral notice; and

      (7) if the duration of Force Majeure exceeds sixty consecutive days or, when aggregated with any other events of Force Majeure, ninety days during the term of this Agreement, either party may terminate this Agreement on ten business days advance written notice, subject to cure during such ten business day notice period which termination right is in addition to a Party's right to terminate under Article VIII.

12.3 Requirements to Claim Force Majeure - No party will be entitled to the benefit of Force Majeure under any of the following circumstances:

      12.3.1 To the extent such party was negligent, in whole or in part, in causing such Force Majeure or to the extent that such Force Majeure is the result of acts, omissions or the negligence of such party's corporate affiliates;

      12.3.2 To the extent such party failed to use due diligence or failed to utilize all reasonable dispatch and reasonable efforts in removing or overcoming such Force Majeure to again put itself in a position to carry out all of the obligations which it has assumed;

      12.3.3 In the event such party claiming Force Majeure fails to give reasonable written notice as described in Section 12.2; or

      12.3.4 To the extent such party's inability to perform was caused by that party's lack of funds.

12.4 Settlement of Labor Disputes - Settlement of strikes and lockouts will be entirely within the discretion of the party affected, and the requirements that any event of Force Majeure will be remedied with all reasonable dispatch will not require the settlement of strikes and lockouts by acceding to the demands of the parties directly or indirectly involved in such strikes or lockouts when such course is inadvisable in the discretion of the party having such difficulty.

                             ARTICLE XIII - SECURITY

                       [SECTION INTENTIONALLY LEFT BLANK]

                      ARTICLE XIV - ASSIGNMENT OR TRANSFER

      This Agreement may not be assigned by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld, except that no such consent shall be required for an assignment (a) of the right to receive revenue in connection with an accounts receivable financing, (b) as collateral in connection with the financing or refinancing of the Facility, (c) to an affiliate of such assigning Party, provided that, unless otherwise agreed, such assignment to an affiliate will not relieve the assigning Party from its obligations under this Agreement, or (d) to a successor to, or purchaser or transferee of, all or substantially all of the assets of the assigning Party where such successor, purchaser or transferee of the assigning Party (i) indicates in writing its willingness to perform under the terms of this Agreement, and (ii) any default under this Agreement is cured on or before the effectiveness of such assignment. In the event consent is not required, the assigning Party will provide written notice to the non-assigning Party of such assignment.

                              ARTICLE XV - NOTICES

15.1 Unless otherwise specified in this Agreement, any notice to be given under this Agreement will be in writing and will be deemed to have been properly given
(i) when actually received by the party to whom the notice is addressed or its authorized representative, or (ii) when mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the party to be notified. Routine communications and Monthly billing statements will be considered as duly delivered when mailed by either registered, certified, or ordinary mail. Such communications will be addressed to the respective parties as follows:

      To Niagara Mohawk:   Niagara Mohawk Power Corporation
                           300 Erie Boulevard
                           Syracuse, New York 13202
                           Attn: Director, Energy Transactions
                           Telephone: (315) 428-3159
                           Facsimile: (315) 428-5114

      To the Customer:     East Syracuse Generating Company, L.P.
                           C/o U.S. Generating Company
                           7500 Old Georgetown Road
                           Bethesda, Maryland 20814
                           Attn: Fuels
                           Telephone: (301) 280-6800
                           Facsimile: (301) 280-6912

      With a copy to:      East Syracuse Generating Company, L.P.
                           C/o U.S. Generating Company
                           One Bowdoin Square
                           Boston, Massachusetts 02114
                           Attn: Legal Group
                           Telephone: (617) 227-8080
                           Facsimile: (617) 248-6889

or to such other address as may be designated in writing by either party.

                          ARTICLE XVI - CONFIDENTIALITY

The terms of this Agreement are considered confidential and shall not be disclosed to any third party except those third parties who are granted third party status under the terms of Section 14.14 of the MRA, but such disclosure will be provided only to the extent those third parties have executed a written non-disclosure agreement in accordance with that section of the MRA. Any disclosure required by a Governmental Authority, or by law will be limited to the extent permitted by law and Parties will seek appropriate trade secret/confidential status for the Agreement from any Governmental Authority. This Agreement may also be disclosed to a party negotiating to purchase the Facility or to provide financing for the Facility, if it requests disclosure and it executes a written nondisclosure agreement on terms not less restrictive than those set forth in this Article XVI.

                          ARTICLE XVII - MISCELLANEOUS

17.1 Binding Effect - This Agreement will benefit and will be binding upon, the parties and their respective successors and permitted assigns.

17.2 Severability - If any portion of this Agreement will for any reason be held or adjudged to be invalid or illegal or unenforceable by any court of competent jurisdiction, such portion so adjudged will be deemed separate, distinct and independent and the remainder of this Agreement will be and remain in full force and effect and will not be invalidated or rendered illegal or unenforceable or otherwise affected by such holding or adjudication.

17.3 Modification - No modifications or amendments of the terms and provisions of this Agreement will be or become effective except by the execution of a written agreement executed by the Parties hereto.

17.4 Prior Agreements Superseded - This Agreement will completely and fully supersede all other prior understandings or agreements, both written and oral, between the Parties relating to the subject matter hereof, including without limitation the Agreement on Principal Terms Gas Transportation Service between the Parties dated May 5, 1998.

17.5 Applicable Law and Regulations - This Agreement will be governed by and construed in accordance with the laws and regulations of the State of New York, excluding any law that would require the application of the law or regulation of a different jurisdiction.

17.6 Waiver - No waiver by any party of any one or more uncorrected defaults by the other in the performance of any provisions of this Agreement will operate or be construed as a waiver of any other default or defaults.

17.7 Termination Right for Regulatory Changes - If changes in laws, rulings or regulations by any Governmental Authority renders Niagara Mohawk unable to perform in the manner contemplated under this Agreement, or in the alternative, requires Niagara Mohawk to modify this Agreement to conform to such regulatory change, then either Party may terminate this Agreement upon 30-days prior written notice; provided that, Customer may request that Niagara Mohawk agree to a modification of this Agreement to conform to such regulatory change. Customer and Niagara Mohawk will each have the right to contest or oppose before the Governmental Authority any such regulatory change.

17.8 Cancellation - Notwithstanding any other provision of this Agreement, Customer may cancel this Agreement by written notice to Niagara Mohawk at any time prior to June 30, 1998. Upon such cancellation, the obligations of both Parties under this Agreement are terminated.

17.9 Limitations of Liability - In no event shall Niagara Mohawk or Customer be liable to the other Party for special, indirect, punitive, or consequential damages.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


EAST SYRACUSE GENERATING COMPANY, L.P.

            Signature /s/ George J. Grunbeck
                      ------------------------------------
                          George J. Grunbeck
                          Vice President

           Title


NIAGARA MOHAWK POWER CORPORATION

           Signature

           Title

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I - CONDITIONS ....................................................    2

ARTICLE II - INCORPORATION OF TARIFF PROVISIONS ...........................    2

ARTICLE III - DEFINITIONS .................................................    3
  3.1   CONTRACT YEAR .....................................................    3
  3.2   CONSUMATION DATE ..................................................    3
  3.3   DAY ...............................................................    3
  3.4   DEKATHERM (DT) ....................................................    3
  3.5   DELIVERY POINT ....................................................    4
  3.6   DELIVERY QUANTITY .................................................    4
  3.7   EFFECTIVE DATE ....................................................    4
  3.8   GOVERNMENTAL AUTHORITY ............................................    4
  3.9   LOSSES ............................................................    4
  3.10  MAXIMUM DAILY DELIVERY QUANTITY ...................................    4
  3.11  MONTH .............................................................    5
  3.12  RECEIPT POINT .....................................................    5

ARTICLE IV - CHARACTER OF SERVICE .........................................    5
  4.1   TRANSPORTATION SERVICE ............................................    5
  4.2   INTERRUPTION OF SERVICE ...........................................    5
  4.3   UPSTREAM TRANSPORTATION AND GAS SUPPLY ............................    6
  4.4   LIMITATION OF SERVICE .............................................    6
  4.4   LIMITATION OF SERVICE .............................................    6

ARTICLE V - SCHEDULING ....................................................    9

ARTICLE VI - PRICE AND PAYMENT ............................................   10
  6.1   PRICE .............................................................   10
  6.2   TAXES OR SURCHARGES ...............................................   10
  6.3   FUEL ..............................................................   11
  6.4   BILLING AND PAYMENT ...............................................   11

ARTICLE VII - CONSTRUCTION OF FACILITIES ..................................   11

ARTICLE VIII - TERM .......................................................   11

ARTICLE IX - PRESSURE AND QUALITY .........................................   11
  9.1   PRESSURE AND QUALITY SPECIFICATIONS ...............................   11
  9.2   LIABILITY FOR PRESSURE AND QUALITY ................................   12
  9.3   DELIVERY POINT PRESSURE ...........................................   12

ARTICLE X - IMBALANCES ....................................................   12
  10.1  GOVERNING STANDARDS ...............................................   12

ARTICLE XI - LIABILITY AND INDEMNIFICATION ................................   14

ARTICLE XII - FORCE MAJEURE ...............................................   15
  12.1  DEFINITION OF FORCE MAJEURE EVENTS ................................   15

  12.2  NOTICE AND LIMITATION ON OBLIGATIONS UNDER FORCE MAJEURE ..........   16
  12.3  REQUIREMENTS TO CLAIM FORCE MAJEURE ...............................   17
  12.4  SETTLEMENT OF LABOR DISPUTES ......................................   18

ARTICLE XIII - SECURITY ...................................................   18

ARTICLE XIV - ASSIGNMENT OR TRANSFER ......................................   18

ARTICLE XV - NOTICES ......................................................   19

ARTICLE XVI - CONFIDENTIALITY .............................................   20

ARTICLE XVII - MISCELLANEOUS ..............................................   21
  17.1  BINDING EFFECT ....................................................   21
  17.2  SEVERABILITY ......................................................   21
  17.3  MODIFICATION ......................................................   21
  17.4  PRIOR AGREEMENTS SUPERSEDED .......................................   21
  17.5  APPLICABLE LAW AND REGULATIONS ....................................   22
  17.6  WAIVER ............................................................   22
  17.7  TERMINATION RIGHT FOR REGULATORY CHANGES ..........................   22
  17.8  CANCELLATION ......................................................   22

                                                                       Exhibit C
                                                     TO ASSET PURCHASE AGREEMENT

                                FIRPTA Affidavit

            Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding tax is not required upon the disposition of a U.S. real property interest by East Syracuse Generating Company, L.P. (the "Company"), the undersigned hereby certifies the following on behalf of the Company:

            1. The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations);

            2. The Company's U.S. employer identification number is _____________________; and

            3. The Company's office address is:
_____________________________________________________

            The Company understands that this certification may be disclosed to the Internal Revenue Service by a transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

            Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.


                                       By: _____________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT D
                                                     TO ASSET PURCHASE AGREEMENT

                                 SELLER GUARANTY

1. Reference is made to the Asset Purchase Agreement, dated as of June 23, 1998 (the "Purchase Agreement"), by and between East Syracuse Generating Company, L.P., a Delaware limited partnership (the "Seller") and Carr Street Generating Station, L.P., a Delaware limited partnership (the "Buyer"). Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty shall have the respective meanings assigned to them in the Purchase Agreement (including by incorporation by reference).

2. Subject to the remaining provisions of this Section 2, for good and valuable consideration received, _________________, a ________________
      corporation (the "Guarantor") hereby irrevocably and unconditionally guarantees to the Buyer and its successors and permitted assigns (a) the payment in full when due of all amounts required to be paid by the Seller pursuant to Article IX (Indemnification) of the Purchase Agreement, and
      (b) the performance in full when due of all of the Seller's obligations under 7.12(b) of the Purchase Agreement (such payments and other obligations, collectively, the "Obligations"), and in the event that the Seller shall fail to fully pay or perform such Obligations at the times and in the manner provided in the Purchase Agreement, any other Operative Document or any other agreement or instrument relating thereto, following
      (i) the occurrence of a Triggering Event (as defined below) or (ii) the exercise, in good faith, by the Buyer of reasonably diligent efforts to enforce the payment and performance by the Seller of the Obligations (which shall not require the filing of a complaint or the institution of other applicable legal proceedings or first proceeding to enforce or collect any such Obligation from any other guarantor of any of the Obligations pursuant to the terms of any such guaranty), the Guarantor, within thirty (30) days of receipt of written notice from the Buyer of the Seller's failure to pay or perform, shall duly pay or perform or cause to be paid or performed the same, to the extent such Obligations would not have been excused were the Guarantor the direct obligor thereof. Notwithstanding anything to the contrary in this Guaranty, the Guarantor shall in no event be liable under this Guaranty or otherwise for any amount in excess of fifty percent (50%) of the Obligations.

      As used herein, the term "Triggering Event" shall mean any or all of the following events or circumstances: (a) execution of a judgment against the Seller by the Buyer that has been returned unsatisfied; (b) insolvency of the Seller or the existence of an insolvency proceeding against the Seller; (c) the Seller cannot be served by the Buyer with legal process; or (d) the existence of any other fact or circumstance that makes it readily apparent that payment or performance by the Seller of the Obligations cannot be obtained by the Buyer despite the exercise, in good faith, by the Buyer of reasonably diligent efforts to enforce payment and performance by the Seller of the Obligations.

      Subject to the foregoing provisions, the Guaranty provided by this Section 2 shall be an absolute, unconditional, present and continuing guaranty of payment and performance (not merely of collection or collectibility), which shall remain in full force and effect until the first to occur of
      (i) the date that each and all of the Obligations guaranteed under this
      Section 2 shall have been fully and satisfactorily discharged in accordance with the terms and provisions of the Purchase Agreement and the other Operative Documents and (ii) (x) with respect to any breach or inaccuracy of any representation or warranty of the Seller in any Operative Document or certificate delivered pursuant to any Operative Document or any breach by the Seller of any covenant or agreement of the Seller contained in any Operative Document (other than as set forth in clauses (y) and (z) below), the date that is 12 months after the Closing Date, (y) with respect to the Excluded Liabilities (other than as set forth in clause (z) below) and the Seller's obligations under Section 7.12(b) of the Purchase Agreement, the date that is 18 months after the Closing Date and (z) with respect to the payment and other obligations of the Seller under each of the PILOT Agreements, the termination of the Seller's obligations under each of the PILOT Agreements, which termination shall be evidenced to Buyer's reasonable satisfaction. For the avoidance of doubt, notwithstanding any provision of this Guaranty or any other Operative Document to the contrary, in the event the Seller fails to fully perform each of its covenants and agreements set forth in Section 7.12(b) of the Purchase Agreement on or prior to the date set forth therein and the Buyer notifies the Guarantor thereof on or prior to the expiration of such 18 month period, the Guarantor shall be fully obligated to perform such unperformed covenants and agreements of the Seller under Section 7.12(b) of the Purchase Agreement.

3. Except as provided above, the liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, irrespective of:

      (a) any lack of validity or enforceability of the Purchase Agreement, the other Operative Documents or any other agreement or instrument relating thereto;

      (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to departure from, the Purchase Agreement, the other Operative Documents or any other agreement or instrument relating thereto;

      (c)   any change in ownership of the Guarantor or the Seller;

      (d) any bankruptcy, insolvency or reorganization of, or other similar proceedings involving the Guarantor, the Seller or any other Person; or

      (e) any other circumstances which might otherwise constitute a legal or equitable defense available to, or a discharge of, a surety or a guarantor, or of the Seller in respect of the Obligations or a legal or equitable discharge of the Seller in respect thereof.

      This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Buyer upon the insolvency, bankruptcy, reorganization, liquidation or dissolution of the Seller or otherwise, all as though such payment had not been made. Guarantor shall not commence or join in any involuntary case under any federal or state bankruptcy law or in any petition seeking to take advantage of any other law relating to bankruptcy, insolvency or reorganization with respect to the Seller.

4. The Guarantor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law and in each case except as otherwise provided in Section 2 above, promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty, any requirement that the Buyer protect, secure or perfect any security interest or exhaust any right or first proceed against the Seller or any other Person, including but not limited to any other guarantor of any of the Obligations.

5. This Guaranty constitutes a primary obligation of the Guarantor and is a continuing guaranty and shall (a) be binding upon the Guarantor and its successors and assigns and (b) inure to the benefit of and be enforceable by the Buyer and its successors and permitted assigns.

6. The Guarantor hereby represents and warrants that (a) it has full corporate power and authority to execute and deliver this Guaranty, (b) this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and (c) the execution of this Guaranty by the Guarantor will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Guarantor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, or (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Guarantor is a party, or by which its assets are bound, except for such defaults as to which requisite waivers or consents have been obtained.

7. Guarantor will (a) preserve and maintain its corporate existence and (b) comply with the requirements of all applicable governmental approvals and applicable laws if the failure to comply with such requirements would have a material adverse effect on Guarantor's ability to perform hereunder or on the Buyer's rights or remedies under this Guaranty.

8. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

            (a)   If to the Buyer, to:

                  Carr Street Generating Station, L.P.
                  c/o Orion Power Holdings, Inc.
                  111 Market Place, Suite 520
                  Baltimore, Maryland 21202
                  Facsimile: (410) 468-3699
                  Attention: Jack A. Fusco

                  with a copy to:

                  Thelen, Marrin, Johnson & Bridges LLP
                  Two Embarcadero Center, Suite 2100
                  San Francisco, California 94111
                  Facsimile: (415) 421-1068
                  Attention: Thomas B. Glascock, Esq.

            (b)   If to the Guarantor, to:

                  __________________________________
                  __________________________________
                  __________________________________
                  Facsimile:________________________
                  Attention: _______________________

                  with a copy to:

                  East Syracuse Generating Company, L.P.
                  c/o U.S. Generating Company
                  7500 Old Georgetown Road
                  Bethesda, MD 20814-6161
                  Facsimile: (301) 718-6900
                  Attention: General Counsel
                  and:

                  Weil, Gotshal & Manges LLP
                  700 Louisiana, Suite 1600
                  Houston, TX 77002
                  Facsimile: (713) 224-9511
                  Attention: W. Robert Shearer, Esq.

9. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

10. No failure or delay by the Buyer in exercising any remedy, right, power or privilege under this Guaranty or under any other Operative Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Operative Documents or by law.

11. Guarantor agrees to pay or to reimburse the Buyer upon demand for all reasonable costs and expenses (including attorneys' fees and expenses) that may be incurred by the Buyer in enforcing any of the obligations of Guarantor under this Guaranty, whether or not any lawsuit is filed, including all such costs and expenses incurred by the Buyer in any bankruptcy, reorganization, workout or similar proceeding with respect to the Seller or the Guarantor.

12. Any provision of this Guaranty may be modified, supplemented or waived only by an instrument in writing signed by Guarantor and the Buyer. Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Buyer, each holder of the Obligations and Guarantor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

13. All representations and warranties made in this Guaranty or in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

14. This Guaranty supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Guaranty. Any previous agreement or understanding between the parties with respect to the subject matter hereof, whether written or oral, is superseded by this Guaranty.

15. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Nothing expressed or referred to in this Guaranty shall be construed to give any Person other than Guarantor and the Buyer any legal or equitable right, remedy, or claim under or with respect to this Guaranty or any provision of this Guaranty. This Guaranty and all of its provisions and conditions are for the sole and exclusive benefit of such parties and their respective successors and permitted assigns.

17. The captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

                                       _________________________________________


                                       By:______________________________________
                                             Name:______________________________
                                             Title:_____________________________

Date: June 23, 1998

                                                                       EXHIBIT E

                        ASSIGNMENT OF SUBLEASE AGREEMENT

      THIS ASSIGNMENT OF SUBLEASE AGREEMENT (the "Assignment") is made as of the ____ day of _________, 1998 by EAST SYRACUSE GENERATING COMPANY, L.P., a limited partnership organized and existing under the laws of the State of Delaware having an office at 7500 Old Georgetown Road, 13th Floor, Bethesda, Maryland 20814 (the "Company") to CARR STREET GENERATING STATION, L.P., a Delaware limited partnership having an office c/o Orion Power Holdings, Inc, 111 Market Place, Suite 520, Baltimore, Maryland 21202 ("Buyer").

                                    RECITALS:

      WHEREAS, Company is the tenant under and leases a certain industrial development facility (the "Facility") under that certain Sublease Agreement originally by and between the Onondaga County Industrial Development Agency (the "IDA") and Wilmington Trust Company, as Owner Trustee, dated as of January 15, 1992, a memorandum of which was recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds, at page 119, which leasehold was assigned to Company by Assignment of Sublease Agreement from Wilmington Trust Company, as Owner Trustee, to Company dated __________, 1998 and recorded __________, 1998 in the Onondaga County Clerk's Office in Book _____ of Deeds, at page ______ (as amended, modified and in effect as of the date hereof, the "IDA Lease"); and

      WHEREAS, the Facility is located at 64 Carr Street in the Town of DeWitt and Village of East Syracuse, County of Onondaga and State of New York, improved by a gas-fired combined cycle cogeneration facility, together with appurtenances and other improvements located thereon, as such premises are more particularly described on Schedule A, attached hereto and made a part hereof (the "Premises"); and

      WHEREAS, Company desires to assign all of its right, title and interest under the IDA Lease to Buyer; and

      WHEREAS, Buyer will assume certain of Company's obligations under the IDA Lease upon the terms, covenants and conditions set forth in that certain Asset Purchase Agreement (the "APA") dated as of ____________, 1998 by and between the Company and Buyer.

      NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Assignment and Transfer of IDA Lease. Company hereby assigns, without recourse or warranty, except as provided in the APA, to Buyer all of the Company's rights, title and interests as tenant under the terms of the IDA Lease, together with all rights, title and interests of Company in and to (a) all easements, licenses, rights-of-way, privileges, appurtenances and rights belonging to and inuring to the benefit of the Facility and the Premises, (b) any and all land lying in the bed of any streets, roads, highways, alleys or driveways, open or proposed, in front of or adjoining the Facility and the Premises, and (c) any and all strips or gores adjacent to or abutting the Facility and the Premises, in each case, to the Company's knowledge, free and clear of Encumbrances other than Permitted Encumbrances (as defined in the APA).

      2. Assumption of Obligations. Buyer hereby assumes, to the extent attributable to events, conditions or circumstances arising or existing from and after the Closing Date (as defined in the APA), all obligations of Company under the terms and conditions of the IDA Lease, excluding Excluded Liabilities (as defined in the APA), and subject to the express terms and conditions of the APA. It is expressly understood and agreed that notwithstanding any provision of this Assignment Buyer shall retain the full right to assert and enforce any and all rights, remedies and defenses of Seller and otherwise available to Buyer under the terms and conditions of the IDA Lease and that nothing in this Assignment or in any other Operative Document (as defined in the APA) shall or shall be deemed to waive, limit or otherwise affect any such right, remedy or defense available to Buyer under the IDA Lease.

      3. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns and/or successors in interest.

      4. Execution of Counterparts. This Assignment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      5. Applicable Law. This Assignment shall be governed exclusively by the applicable laws of the State of New York.

      6. Recording. Buyer shall record this Assignment in the appropriate land records of Onondaga County.

      7. Nonmerger. It is expressly understood that there shall be no merger of the leasehold estate conveyed hereunder with any other interest owned, either directly or beneficially, or held by Buyer in and to the Facility or the Premises, or any portion thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date hereof.


                                       EAST SYRACUSE GENERATING COMPANY, L.P.

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________


                                       CARR STREET GENERATING STATION, L.P.

                                       By:  Orion Power New York GP, Inc., its
                                            general partner

                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________

STATE OF NEW YORK  )
                   :SS.:
COUNTY OF ________ )

            On this ____ day of ____________, 1998, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that (s)he is the ________________________ of EAST SYRACUSE GENERATING COMPANY, L.P., the limited partnership described in and which executed the foregoing instrument and that (s)he signed his (her) name thereto on behalf of said limited partnership.

                                       _____________________________________
                                                    Notary Public


STATE OF ________ )
                  :SS.:
COUNTY OF _______ )

            On this ____ day of ___________________, 1998, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that (s)he is a ______________________ of Orion Power New York GP, Inc., a General Partner of CARR STREET GENERATING STATION, L.P., the limited partnership described in and which executed the foregoing instrument and that (s)he signed his (her) name thereto on behalf of said limited partnership.

                                       _____________________________________
                                                    Notary Public

                                   EXHIBIT A

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                                              EXHIBIT E

                              DEED AND BILL OF SALE

            THIS DEED AND BILL OF SALE, dated as of __________, 1998 between EAST SYRACUSE GENERATING COMPANY, L.P., a limited partnership organized and existing under the laws of the State of Delaware having an office at 7500 Old Georgetown Road, 13th Floor, Bethesda, Maryland 20814 (the "Company") and CARR STREET GENERATING STATION, L.P., a Delaware limited partnership having an office c/o Orion Power Holdings, Inc, 111 Market Place, Suite 520, Baltimore, Maryland 21202 ("Buyer").

                                   WITNESSETH

            WHEREAS, the Company is currently the tenant under that certain Sublease Agreement dated as of January 15, 1992, originally by and between the Onondaga County Industrial Development Agency ("OCIDA"), as landlord, and Wilmington Trust Company, as Owner Trustee (the "IDA Lease"), a memorandum of which was recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds at page 119, which leasehold was assigned to Company by Assignment of Sublease Agreement from Wilmington Trust Company, as Owner Trustee, to Company dated __________, 1998 and recorded _________, 1998 in the Onondaga County Clerk's Office in Book _____ of Deeds at page _____, relating to a certain industrial development facility (the "Facility") located on certain premises located in the Town of DeWitt and Village of East Syracuse, Onondaga County, New York (the "Site"); and

            WHEREAS, Company as tenant under the IDA Lease holds certain interests in and to the Facility and the Site; and

            WHEREAS, Company is as of the date hereof assigning to Buyer all of Company's right, title and interest as tenant under the IDA Lease and Buyer is assuming certain of the Company's obligations thereunder pursuant to the terms and conditions of a certain Assignment of Sublease Agreement between the Company and Buyer dated the date hereof (the "Assignment") and Asset Purchase Agreement dated ___________, 1998 between Company and Buyer (the "APA"); and

             WHEREAS, the parties hereto desire to assure that all right, title and interest in and to the Facility and the Property (as defined below) held by the Company shall be transferred to Buyer.

            NOW, WITNESSETH, that Company, in consideration of the payment by Buyer to it or for its account of $10.00, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, grant, convey, assign, transfer and deliver to Buyer, its successors and assigns, without recourse, representation or warranty except as provided in the APA, in the other Operative Documents (as defined in the APA) and herein, all of the estate, right, title and interest of the Company in and to (a) the personal property described in Exhibit A attached hereto (the "Personal

Property"), (b) the real property improvements and appurtenances located upon the Site. described in Exhibit B attached hereto (collectively, the Site and such real property the "Real Property"), and (c) all privileges, appurtenances and rights belonging to and inuring to the benefit of the Site, including without limitation those easements, licenses and rights of way described in Exhibit C attached hereto (collectively, all such property, including the Personal Property and the Real Property, the "Property").

SUBJECT to any and all covenants, easements and restrictions of record affecting the Property.

            Tax Map Nos.:        10-08-1.1 and 12-02-10.1

            Tax Mailing Address: _________________________________________
                                 _________________________________________

TOGETHER with the appurtenances and all estate and rights of the Company in and to the Property; it being expressly understood that the Property is being conveyed "as is", without recourse, representation or warranty, except as provided in the APA, and the other Operative Documents (as defined in the APA) and herein.

TO HAVE AND TO HOLD the premises herein granted unto Buyer, its successors and assigns forever.

IT BEING expressly understood that there shall be no merger of the interest conveyed hereunder with any other interest owned, either directly or beneficially, or held by Buyer in and to the Property or any portion thereof.

AND the Company represents and covenants that upon execution and delivery of this Deed and Bill of Sale to Buyer by the Company, the Company shall have duly sold, assigned, transferred and conveyed to Buyer all of the Company's right, title and interest in and to the Property to Buyer, with the Personal Property free and clear of all Encumbrances other than Permitted Encumbrances (as such terms are defined in the APA) and the Real Property and the other Property (other than the Personal Property) to the Company's knowledge, free and clear of all Encumbrances other than Permitted Encumbrances.

AND the Company, in compliance with ss. 13 of the Lien Law, covenants that the Company will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of improvement before using any part of the total of the same for any other purpose.

IN WITNESS WHEREOF, the Company has duly executed this Deed and Bill of Sale the day and year first above written.

                                       EAST SYRACUSE GENERATING COMPANY, L.P.

                                       By:    __________________________________
                                       Name:  __________________________________
                                       Title: __________________________________

STATE OF NEW YORK  )
                   :SS.:
COUNTY OF_________ )

            On this ___ day of ___________________ 1998 before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that (s)he is the ________________________ of EAST SYRACUSE GENERATING COMPANY, L.P., the limited partnership described in and which executed the foregoing instrument and that (s)he signed his (her) name thereto on behalf of said limited partnership.

                                       _____________________________________
                                                    Notary Public

                                    EXHIBIT A

                                PERSONAL PROPERTY

                                    EXHIBIT B

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                   EXHIBIT C

                      EASEMENTS, LICENSES AND RIGHTS OF WAY

      1. Right of Way and Easement between Onondaga County and East Syracuse Generating Company, L.P., dated January 13, 1992 and recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds, page 109.

      2. Agreement between County of Onondaga and East Syracuse Generating Company, L.P., dated as of January 13, 1992 and recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds at page 115.

      3. Right of Way and Easement between Reed Paving Inc. and East Syracuse Generating Company, L.P., dated as of January 10, 1992 and recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds at page 159.

      4. Right of Way and Easement between the Village of East Syracuse and East Syracuse Generating Company, L.P., dated January 13, 1992 and recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds page 165, as amended by Easement Amendment Agreement between the Village of East Syracuse and East Syracuse Generating Company, L.P., dated October 21, 1993 and recorded December 22, 1993 in the Onondaga County Clerk's Office in Book 3845 of Deeds at page 79.

      5. Right of Way and Easement between Carlton D. Willey and Ann Willey and East Syracuse Generating Company, L.P., dated as of January 10, 1992 and recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds at page 173.

      6. License by and between Niagara Mohawk Power Corporation and East Syracuse Company, L.P., dated as of December 9, 1991 and recorded January 17, 1992 in the Onondaga County Clerk's Office in Book 3746 of Deeds, page 43, as amended by License Amendment No. 1 between Niagara Mohawk Power Corporation and East Syracuse Generating Company, L.P. dated July 20, 1993 and recorded December 22, 1993 in the Onondaga County Clerk's Office in Book 3895 of Deeds at page 81.

      7. License Agreement for Wire, Pipe and Cable Transverse Crossings and Longitudinal Occupations, between Consolidated Rail Corporation and East Syracuse Generating Company, L.P., dated as of November 22, 1991 and recorded January 17, 1992 in the Onondaga County Clerk's Office in Liber 3746 of Deeds, page 150.

      8. Bailment Agreement by and among East Syracuse Generating Company, L.P., Alpco Recycling, Inc. and Concrete Pipe and Products Corporation.

      9. Certain of the above instruments were amended by Omnibus Amendment Agreement entered into and dated as of October 18, 1993, among General Electric Capital Corporation, East Syracuse Generating Company, L.P., Wilmington Trust Company, as Owner Trustee, and the Onondaga County Industrial Development Agency, and recorded December 22, 1993 in the Onondaga County Clerk's Office in Book 3895 of Deeds, page 97.

                                                                       EXHIBIT F
                                                     TO ASSET PURCHASE AGREEMENT

                                 BUYER GUARANTY

1. Reference is made to the Asset Purchase Agreement, dated as of June 23, 1998 (the "Purchase Agreement"), by and between East Syracuse Generating Company, L.P., a Delaware limited partnership (the "Seller") and Carr Street Generating Station, L.P., a Delaware limited partnership (the "Buyer"). Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty shall have the respective meanings assigned to them in the Purchase Agreement (including by incorporation by reference).

2. Subject to the remaining provisions of this Section 2, for good and valuable consideration received, Orion Power Holdings, Inc., a Delaware corporation (the "Guarantor") hereby irrevocably and unconditionally guarantees to the Seller and its successors and permitted assigns the payment in full when due of all amounts required to be paid by the Buyer pursuant to (a) Article IX (Indemnification) of the Purchase Agreement and
      (b) Section 4.2 of the Purchase Agreement (such payments and other obligations, collectively, the "Obligations"), and in the event that the Buyer shall fail to fully pay or perform such Obligations at the times and in the manner provided in the Purchase Agreement, any other Operative Document or any other agreement or instrument relating thereto, following
      (i) the occurrence of a Triggering Event (as defined below) or (ii) the exercise, in good faith, by the Seller of reasonably diligent efforts to enforce the payment and performance by the Buyer of the Obligations (which shall not require the filing of a complaint or the institution of other applicable legal proceedings), the Guarantor, within thirty (30) days of receipt of written notice from the Seller of the Buyer's failure to pay or perform, shall duly pay or perform or cause to be paid or performed the same, to the extent such Obligations would not have been excused were the Guarantor the direct obligor thereof.

      As used herein, the term "Triggering Event" shall mean any or all of the following events or circumstances: (a) execution of a judgment against the Buyer by the Seller that has been returned unsatisfied; (b) insolvency of the Buyer or the existence of an insolvency proceeding against the Buyer;
      (c) the Buyer cannot be served by the Seller with legal process; or (d) the existence of any other fact or circumstance that makes it readily apparent that payment or performance by the Buyer of the Obligations cannot be obtained by the Seller despite the exercise, in good faith, by the Seller of reasonably diligent efforts to enforce payment and performance by the Buyer of the Obligations.

      Subject to the foregoing provisions, the Guaranty provided by this Section 2 shall be an absolute, unconditional, present and continuing guaranty of payment and performance (not merely of collection or collectibility), which shall remain in full force and effect until the first to occur of
      (i) the date that each and all of the Obligations guaranteed under this
      Section 2 shall have been fully and satisfactorily discharged in accordance with the terms and provisions of the Purchase Agreement and the other Operative Documents and (ii) (w) with respect to any breach or inaccuracy of any representation or warranty of the Buyer in any Operative Document or certificate delivered pursuant to any Operative Document or any breach by the Buyer of any covenant or agreement of the Buyer contained in any Operative Document (other than as set forth in clauses
      (x), (y) or (z) below), the date that is 12 months after the Closing Date,
      (x) with respect to the Assumed Liabilities (other than as set forth in clause (z) below), the date that is 18 months after the Closing Date, (y) with respect to Section 4.2 of the Purchase Agreement, the date that is three years and 60 days after the Closing Date and (z) with respect to the obligations of the Buyer under Section 2.3(a)(ii) of the Purchase Agreement, the earlier of (A) August 1, 2009 and (B) the date on which the Buyer's obligations under Section 2.3(a)(ii) of the Purchase Agreement have terminated, which termination shall be evidenced to the Seller's reasonable satisfaction.

3. Except as provided above, the liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, irrespective of:

      (a) any lack of validity or enforceability of the Purchase Agreement, the other Operative Documents or any other agreement or instrument relating thereto;

      (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to departure from, the Purchase Agreement, the other Operative Documents or any other agreement or instrument relating thereto;

      (c)   any change in ownership of the Guarantor or the Buyer;

      (d) any bankruptcy, insolvency or reorganization of, or other similar proceedings involving the Guarantor, the Buyer or any other Person; or

      (e) any other circumstances which might otherwise constitute a legal or equitable defense available to, or a discharge of, a surety or a guarantor, or of the Buyer in respect of the Obligations or a legal or equitable discharge of the Buyer in respect thereof.

      This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Seller upon the insolvency, bankruptcy, reorganization, liquidation or dissolution of the Buyer or otherwise, all as though such payment had not been made. Guarantor shall not commence or join in any involuntary case under any federal or state bankruptcy law or in any petition seeking to take advantage of any other law relating to bankruptcy, insolvency or reorganization with respect to the Buyer.

4. The Guarantor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law and in each case except as otherwise provided in Section 2 above, promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty, any requirement that the Seller protect, secure or perfect any security interest or exhaust any right or first proceed against the Buyer or any other Person, including but not limited to any other guarantor of any of the Obligations.

5. This Guaranty constitutes a primary obligation of the Guarantor and is a continuing guaranty and shall (a) be binding upon the Guarantor and its successors and assigns and (b) inure to the benefit of and be enforceable by the Seller and its successors and permitted assigns.

6. The Guarantor hereby represents and warrants that (a) it has full corporate power and authority to execute and deliver this Guaranty, (b) this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and (c) the execution of this Guaranty by the Guarantor will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws (or other similar governing documents) of the Guarantor, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, or
      (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Guarantor is a party, or by which its assets are bound, except for such defaults as to which requisite waivers or consents have been obtained.

7. Guarantor will (a) preserve and maintain its corporate existence and (b) comply with the requirements of all applicable governmental approvals and applicable laws if the failure to comply with such requirements would have a material adverse effect on Guarantor's ability to perform hereunder or on the Seller's rights or remedies under this Guaranty.

8. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

            (a)   If to the Seller, to:

                  East Syracuse Generating Company, L.P.
                  c/o U.S. Generating Company
                  7500 Old Georgetown Road
                  Bethesda, MD 20814-6161
                  Facsimile: (301) 718-6900
                  Attention: General Counsel
                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  700 Louisiana, Suite 1600
                  Houston, TX 77002
                  Facsimile: (713) 224-9511
                  Attention: W. Robert Shearer, Esq.

            (b)   If to the Guarantor, to:

                  Orion Power Holdings, Inc.
                  111 Market Place, Suite 520
                  Baltimore, Maryland 21202
                  Facsimile: (410) 468-3966
                  Attention: Jack A. Fusco

                  with a copy to:

                  Thelen, Marrin, Johnson & Bridges LLP
                  Two Embarcadero Center, Suite 2100
                  San Francisco, California 94111
                  Facsimile: (415) 421-1068
                  Attention: Thomas B. Glascock, Esq.

9. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

10. No failure or delay by the Seller in exercising any remedy, right, power or privilege under this Guaranty or under any other Operative Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Operative Documents or by law.

11. Guarantor agrees to pay or to reimburse the Seller upon demand for all reasonable costs and expenses (including attorneys' fees and expenses) that may be incurred by the Seller in enforcing any of the obligations of Guarantor under this Guaranty, whether or not any lawsuit is filed, including all such costs and expenses incurred by the Seller in any bankruptcy, reorganization, workout or similar proceeding with respect to the Buyer or the Guarantor.

12. Any provision of this Guaranty may be modified, supplemented or waived only by an instrument in writing signed by Guarantor and the Seller. Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Seller, each holder of the Obligations and Guarantor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

13. All representations and warranties made in this Guaranty or in any certificate or other document delivered pursuant to or in connection with this Guaranty shall survive the execution and delivery of this Guaranty or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

14. This Guaranty supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Guaranty. Any previous agreement or understanding between the parties with respect to the subject matter hereof, whether written or oral, is superseded by this Guaranty.

15. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Nothing expressed or referred to in this Guaranty shall be construed to give any Person other than Guarantor and the Seller any legal or equitable right, remedy, or claim under or with respect to this Guaranty or any provision of this Guaranty. This Guaranty and all of its provisions and conditions are for the sole and exclusive benefit of such parties and their respective successors and permitted assigns.

17. The captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

                                       ORION POWER HOLDINGS, INC.


                                       By:______________________________________
                                             Name:______________________________
                                             Title:_____________________________

Date: June 23, 1998